                                                                     EXHIBIT 4.2




                                 SHOLODGE, INC.

                                      AND

                             BANKERS TRUST COMPANY,
                                    TRUSTEE




                           -------------------------

                                   INDENTURE
                          Dated as of           , 1996
                                      ----------

                           -------------------------

                           SENIOR SUBORDINATED NOTES

                                 ShoLodge, Inc.

                           Senior Subordinated Notes



                                   TIE-SHEET

         of provisions of Trust Indenture Act of 1939 and the Indenture dated as of ______ __, 1996, between ShoLodge, Inc. and Bankers Trust Company, Trustee.




               TRUST INDENTURE
                 ACT OF 1939
                   SECTION                                                 INDENTURE SECTION
------------------------------------------               ------------------------------------------------
 310(a)(1)(2)(3) . . . . . . . . . . . . .               11.1 and 11.12
    (a)(4) . . . . . . . . . . . . . . . .               Not applicable
    (b)  . . . . . . . . . . . . . . . . .               11.8 and 11.9
    (c)  . . . . . . . . . . . . . . . . .               Not applicable

 311(c)  . . . . . . . . . . . . . . . . .               Not applicable

 312(a)  . . . . . . . . . . . . . . . . .               5.1(a) and (b)
    (b)  . . . . . . . . . . . . . . . . .               5.1(c)
    (c)  . . . . . . . . . . . . . . . . .               5.1(d)

 313(a)  . . . . . . . . . . . . . . . . .               5.3
    (b)  . . . . . . . . . . . . . . . . .               Not applicable
    (c)  . . . . . . . . . . . . . . . . .               5.3
    (d)  . . . . . . . . . . . . . . . . .               5.3

 314(a)  . . . . . . . . . . . . . . . . .               5.2(a) and (b)
    (b)  . . . . . . . . . . . . . . . . .               Not applicable
    (c)  . . . . . . . . . . . . . . . . .               14.3
    (d)  . . . . . . . . . . . . . . . . .               Not applicable
    (e)  . . . . . . . . . . . . . . . . .               16.3

 315(a)  . . . . . . . . . . . . . . . . .               16.2
    (b)  . . . . . . . . . . . . . . . . .                8.7
    (c)  . . . . . . . . . . . . . . . . .               11.2(b)
    (d)  . . . . . . . . . . . . . . . . .               11.2(c)
    (e)  . . . . . . . . . . . . . . . . .                8.8

 316(a)(1) . . . . . . . . . . . . . . . .               8.6
    (a)(2) . . . . . . . . . . . . . . . .               Not applicable
    (b)  . . . . . . . . . . . . . . . . .               8.6

 317(a)  . . . . . . . . . . . . . . . . .               8.2
    (b)  . . . . . . . . . . . . . . . . .               4.4


 318(a)  . . . . . . . . . . . . . . . . .               16.6
---------------


      This tie-sheet does not constitute a part of the Indenture.

                               TABLE OF CONTENTS


                                   ARTICLE 1

                                  DEFINITIONS

         1.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 "1994 Debentures"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 "Accrued Bankruptcy Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "affected" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "Annual Amount Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "applicable supplemental indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "Associate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "Authenticating Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "Bankruptcy Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "Board of Directors" or "Board"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "business day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "capital stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 "Certified Resolution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "Change in Control"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "Commission" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "common stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "Company Order" and "Company Request"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "Consolidated Net Income"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "Consolidated Net Loss"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "Consolidated Net Worth" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 "corporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "covenant defeasance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "daily newspaper"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "date of this Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "Defaulted Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "Equity Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "Executive Officer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "Fair Market Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 "Five Percent Limitation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

            "Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            "Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            "Interest Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            "legal defeasance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            "Lien" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            "main office"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            "maturity" or "mature,"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            "Note" or "Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            "Note Register", "Note Co-Registrar" and "Note Registrar"  . . . . . . . . . . . . . . . . . . . . . . 6
            "Noteholder," "noteholder," "holder of the Notes," "Holder" or "holder"  . . . . . . . . . . . . . . . 6
            "Officers' Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
            "Opinion of Counsel" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
            "Original Issue Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
            "outstanding"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
            "paying agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "place of payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "predecessor Note" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "Proceeding" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "Redeemable Capital Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "Redemption Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "Regular Record Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "Responsible Officers,"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "Restricted Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "Senior Indebtedness"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
            "Special Record Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
            "Stated Maturity"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
            "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
            "supplemental indenture" or "indenture supplemental hereto"  . . . . . . . . . . . . . . . . . . . . . 8
            "Total Consolidated Capitalization"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
            "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
            "Trust Indenture Act" or "TIA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
            "U.S. Government Obligations"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8


                                   ARTICLE 2

                  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                             AND EXCHANGE OF NOTES


         2.1     Designation, Amount and Issue of Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.2     Form of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3     Denominations, Dates, Interest Payment and Record Dates. . . . . . . . . . . . . . . . . . . . . . .   9
         2.4     Numbers and Legends on Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         2.5     Execution of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.6     Registration of Transfer of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7     Exchange and Registration of Transfer of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8     Temporary Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.9     Recognition of Registered Holders of Definitive Notes and Temporary Notes. . . . . . . . . . . . . .  12
         2.10    Mutilated, Destroyed, Lost or Stolen Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11    Authentication of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.12    Surrender and Cancellation of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE 3

                                                  SUBORDINATION OF NOTES

         3.1     Agreement to Subordinate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.2     Distribution on Dissolution, Liquidation, Bankruptcy or Reorganization.  . . . . . . . . . . . . . .  14
         3.3     Default on Senior Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.4     When Distribution must Be Paid over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.5     Subrogation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.6     Relative Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.7     Payments on Notes Permitted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.8     Authorization of Noteholders to Trustee to Effect Subordination.   . . . . . . . . . . . . . . . . .  17
         3.9     Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.10    Trustee as Holder of Senior Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.11    Modification of Terms of Senior Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.12    Trustee Not Fiduciary for Senior Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.13    Subordination May Not Be Impaired by Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE 4

                                           PARTICULAR COVENANTS OF THE COMPANY

         4.1     Payment of Principal of and Premium, If Any, and Interest on Notes.  . . . . . . . . . . . . . . . .  19
         4.2     Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Notes.   . . .  19
         4.3     Appointment to Fill a Vacancy in the Office of Trustee.  . . . . . . . . . . . . . . . . . . . . . .  20
         4.4     Provision as to Paying Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.5     Maintenance of Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.6     Further Assurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.7     Officers' Certificate as to Default and Statement as to Compliance.  . . . . . . . . . . . . . . . .  21
         4.8     Will Pay Indebtedness.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.9     Will Keep, and Permit Examination of, Records and Books of Account and Will Permit Visitation of
                 Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         4.10    Maintenance of Properties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.11    Payment of Taxes and Other Claims.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.12    Limitations on Dividends and Other Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.13    Limitation on Other Senior Subordinated Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . .  23
         4.14    Restrictions on Additional Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.15    Minimum Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE 5

                                       NOTEHOLDER LISTS AND REPORTS BY THE COMPANY
                                                     AND THE TRUSTEE

         5.1     Noteholder Lists, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.2     Reports by Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.3     Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE 6

                                         REDEMPTION OF NOTES AT COMPANY'S OPTION

         6.1     Election by Company to Redeem Notes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.2     Redemption of Part of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.3     Notice of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.4     Deposit of Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.5     Date on Which Notes Cease to Bear Interest, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.6     All Notes Delivered. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                        ARTICLE 7

                                          REDEMPTION OF NOTES AT HOLDER'S OPTION

         7.1     Redemption Right at Holder's Option.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.2     Redemption Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.3     Withdrawal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.4     Redemption Register. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.5     Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.6     Purchase of Notes at Option of the Holder Upon Change in Control.  . . . . . . . . . . . . . . . . .  31
         7.7     Redemption of Notes Subject to Article 6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                   ARTICLE 8

                REMEDIES OF TRUSTEE AND NOTEHOLDERS UPON DEFAULT

         8.1     Events of Default Defined.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         8.2     Payment of Notes on Default; Suit Therefor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         8.3     Application of Moneys Collected by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.4     Limitation on Suits by Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.5     Proceedings by Trustee; Remedies Cumulative and Continuing; Delay or Omission Not Waiver of Default. . .   40
         8.6     Rights of Holders of Majority in Principal Amount of Notes to Direct Trustee and to Waive Defaults . . .   41
         8.7     Trustee to Give Notice of Defaults Known to It, but May Withhold in Certain Circumstances. . . . . . . .   41
         8.8     Requirement of an Undertaking to Pay Costs in Certain Suits under the Indenture or Against the Trustee .   41
         8.9     Waiver of Stay or Extension Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                                                        ARTICLE 9

                                            EVIDENCE OF RIGHTS OF NOTEHOLDERS
                                                  AND OWNERSHIP OF NOTES

         9.1     Evidence of Ownership of Definitive Notes and Temporary Notes Issued Hereunder in Registered Form. . . .   42

                                                        ARTICLE 10

                                              CONSOLIDATION, MERGER AND SALE

         10.1    Company May Merge, Consolidate, Etc., Upon Certain Terms.  . . . . . . . . . . . . . . . . . . . . . . .   42
         10.2    Successor Corporation to be Substituted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

                                                        ARTICLE 11

                                                  CONCERNING THE TRUSTEE

         11.1    Requirement of Corporate Trustee, Eligibility.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         11.2    Acceptance of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         11.3    Disclaimer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.4    Trustee May Own Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.5    Trustee May Rely on Certificates, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.6    Money Held in Trust Not Required to be Segregated. . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.7    Compensation, Reimbursement, Indemnity, Security.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.8    Conflict of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.9    Resignation, Removal, Appointment of Successor Trustee.  . . . . . . . . . . . . . . . . . . . . . . . .   53
         11.10   Acceptance by Successor Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

         11.11   Cash, Securities, Etc. to be Held by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         11.12   Merger or Consolidation of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         11.13   Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                        ARTICLE 12

                                            DEFEASANCE; DISCHARGE OF INDENTURE

         12.1    Termination of the Company's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         12.2    Legal Defeasance and Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.3    Application of Trust Money.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.4    Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.5    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                                        ARTICLE 13

                                                  MEETING OF NOTEHOLDERS

         13.1    Purposes for Which Meetings May be Called.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         13.2    Call of Meetings by Trustee; Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         13.3    Call of Meetings by Trustee; Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         13.4    Meetings, Notice and Entitlement to be Present . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         13.5    Regulations May be Made by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         13.6    Manner of Voting at Meetings and Record to be Kept.  . . . . . . . . . . . . . . . . . . . . . . . .  65
         13.7    Evidence of Action by Holders of Specified Percentage of Notes . . . . . . . . . . . . . . . . . . .  65
         13.8    Exercise of Right of Trustee or Noteholders May Not be Hindered or Delayed by Call of Meeting of
                 Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                        ARTICLE 14

                                                 SUPPLEMENTAL INDENTURES

         14.1    Purposes for Which Supplemental Indentures May be Executed by Company and Trustee.   . . . . . . . .  66
         14.2    Modification of Indenture by Written Consent of Noteholders.   . . . . . . . . . . . . . . . . . . .  67
         14.3    Requirements for Execution; Duties and Immunities of Trustee.  . . . . . . . . . . . . . . . . . . .  69
         14.4    Supplemental Indentures Part of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         14.5    Notes Executed After Supplemental Indenture to be Approved by Trustee  . . . . . . . . . . . . . . .  69
         14.6    Supplemental Indentures Required to Comply with Trust Indenture Act of 1939. . . . . . . . . . . . .  70

                                   ARTICLE 15

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS


         15.1    Immunity of Certain Persons. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                                                        ARTICLE 16

                                                      MISCELLANEOUS

         16.1    Benefits Restricted to Parties and to Holders of Notes . . . . . . . . . . . . . . . . . . . . . . .  70
         16.2    Deposits for Notes Not Claimed for Specified Period to be Returned to Company on Demand. . . . . . .  70
         16.3    Formal Requirements of Certificates and Opinions Hereunder.  . . . . . . . . . . . . . . . . . . . .  71
         16.4    Evidence of Act of the Noteholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         16.5    Parties to Include Successors and Assigns.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         16.6    In Event of Conflict with Trust Indenture Act of 1939, Provisions Therein to Control.  . . . . . . .  72
         16.7    Request, Notices, Etc. to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         16.8    Manner of Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         16.9    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         16.10   Payments Due on Days When Banks Closed.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         16.11   Backup Withholding Forms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         16.12   Titles of Articles of This Indenture Not Part Thereof.   . . . . . . . . . . . . . . . . . . . . . .  74
         16.13   Execution in Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         16.14   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74


TESTIMONIUM
SIGNATURES AND SEALS
ACKNOWLEDGMENTS

         This INDENTURE, dated as of ___________, 1996, between SHOLODGE, INC., a Tennessee corporation (herein called the "Company") and BANKERS TRUST COMPANY, a New York banking corporation (herein, together with each successor as such trustee hereunder, called the "Trustee").



                                  WITNESSETH:

         WHEREAS, the Company deems it necessary to authorize the issuance from time to time of certain Senior Subordinated Notes (hereinafter sometimes called the "Notes") in one or more series, in an aggregate principal amount up to $125,000,000, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be provided in this Indenture or in one or more supplemental indentures in accordance herewith;

         WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions; and

         WHEREAS, all acts and things necessary to make this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture has in all respects been duly authorized;

         NOW THEREFORE:

         That the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         1.1 The terms defined in this Article 1 shall (except as herein otherwise expressly provided) for all purposes of this Indenture, have the respective meanings specified in this Article and include the plural as well as the singular. Any term defined in the Trust Indenture Act of 1939, either directly or by reference therein, and not defined in this Indenture, unless the context otherwise specifies or requires, shall have the meaning assigned to such term therein as in force on the date of this Indenture.

         "1994 Debentures" shall mean the Company's 7 1/2 % Convertible Subordinated Debentures due 2004, authenticated and delivered under that certain indenture dated as of June 6, 1994 by and between ShoLodge, Inc. and Third National Bank in Nashville, Trustee.

        "Accrued Bankruptcy Interest" shall mean interest accruing subsequent to any bankruptcy, insolvency, dissolution, liquidation, reorganization, winding up or other event or proceeding referred to in Section 3.02, in accordance with and at the rate (including any rate applicable upon default) specified in the instrument or agreement evidencing or governing the applicable Senior Indebtedness, whether or not the claim for such interest is allowed as a claim in connection with such bankruptcy, insolvency, dissolution, liquidation, reorganization, winding up or other event or proceeding.

         "Act" when used with respect to any Noteholder has the meaning specified in Section 16.4.

         "affected" has the meaning specified in Section 14.2.

         "Affiliate" means any person which directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the Company. A person shall be deemed to control a corporation, partnership or other entity, for the purpose of this definition, if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, partnership or other entity, whether through the ownership of voting securities, by contract, or otherwise.


         "Annual Amount Limitations" has the meaning specified in Section 7.1.


         "applicable supplemental indenture" means, with respect to any series of Notes, the supplemental indenture which authorized the issuance of such Notes, and any amendments thereto.

         "Associate" has the meaning specified in Section 7.5.

         "Authenticating Agent" means the agent of the Trustee which at the time shall be appointed and acting pursuant to Section 11.13.

         "Bankruptcy Act" means Title I of the Bankruptcy Reform Act of 1978, as amended, and codified at Title 11 of the United States Code, including the Federal Rules of Bankruptcy Procedure as in effect as of the date hereof or as hereafter amended, or any similar federal, state or foreign law for the relief of debtors.

         "Board of Directors" or "Board" means the Board of Directors of the Company or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question.


         "business day" means any day which is not a Saturday, Sunday or other day on which banking institutions in the State in which the Trustee shall maintain its main office are authorized or obligated by law or required by executive order to close.


         "capital stock" includes any and all shares, interests, participations or other equivalents (however designated) of corporate stock of any corporation.

         "Certified Resolution" means a copy of a resolution or resolutions certified, by the Secretary or an Assistant Secretary of the corporation referred to, as having been duly adopted by the Board of Directors of such corporation or any committee of such Board of Directors, however designated, authorized to exercise the powers of such Board of Directors in respect of the matters in question and to be in full force and effect on the date of such certification.

         "Change in Control" has the meaning specified in Section 7.5.

         "Commission" means the United States Securities and Exchange
Commission.

         "common stock" means any capital stock of a corporation which is not preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation over shares of any other class of capital stock of such corporation.

         "Company" shall mean and include ShoLodge, Inc. until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by its Chairman of the Board, Vice-Chairman of the Board, President or any Vice President and its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and delivered to the Trustee.

         "Consolidated Net Income" means, for any period, the Company's consolidated net income for such period (if, after making the adjustments described below, the Company's consolidated net income for such period would be a positive number) as determined in accordance with generally accepted accounting principles as consistently applied by the Company, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary non-operating gains or losses and (ii) the net income or loss of any person combined with the Company or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

         "Consolidated Net Loss" means, for any period, the Company's consolidated net loss (if any) for such period (if, after making the adjustments described below, the Company's consolidated net income for such period would be a negative number) as determined in accordance with generally accepted accounting principles as consistently applied by the Company, adjusted, to the extent included in calculating such net loss, by excluding, without duplication, (i) all extraordinary non-operating gains or losses and
(ii) the net income or loss of any person combined with the Company or any of its Subsidiaries on a pooling of interests basis attributable to any period prior to the date of combination.

         "Consolidated Net Worth" means, with respect to the Company and its Subsidiaries as of any date, the net worth of the Company and its Subsidiaries as of such date as determined on a consolidated basis in accordance with generally accepted accounting principles as consistently applied by the Company.

         "corporation" shall mean and include corporations, associations, companies and business trusts.

         "covenant defeasance" shall have the meaning as set forth in Section 12.2.

         "daily newspaper" shall mean The Wall Street Journal or another newspaper in the English language of national circulation in New York, New York and customarily published on each business day of the year, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

         "date of this Indenture" means the date set forth on the cover page of this Indenture.

         "day" means a calendar day.

         "Default" means any act or occurrence of the character specified in
Section 8.1, but excluding any notice or lapse of time, or both, specified therein.

         "Defaulted Interest" has the meaning specified in Section 2.3.

         "Equity Securities" means any and all shares of the Company's capital stock (other than Redeemable Capital Stock), and any rights (other than Indebtedness convertible into capital stock), warrants or options to acquire the Company's capital stock (other than warrants or options to acquire Redeemable Capital Stock).

         "Event of Default" means any act or occurrence of the character specified in Section 8.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice President, any other Vice President or the Treasurer of such corporation.

         "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, except with respect to any asset or assets constituting less than $3,000,000, the Fair Market Value shall be required to be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

         "Five Percent Limitation" has the meaning specified in Section 7.1.


         "Indebtedness" means (a) indebtedness for money borrowed (other than the Notes) for the payment of which the Company or any Subsidiary is responsible or liable or the payment of which the Company or any Subsidiary has guaranteed, whether such indebtedness is outstanding as of the date hereof or thereafter created, incurred, assumed or guaranteed by the Company or any Subsidiary, (b) capital lease obligations of the Company and any Subsidiary determined in accordance with generally accepted accounting principles, (c) any obligation of the Company or any Subsidiary to reimburse banks or others pursuant to letters of credit or guaranties extended by such banks or others, advances made by such banks and other credit arrangements entered into with such banks in connection with tax-exempt obligations issued for the benefit of the Company or any Subsidiary, (d) all liabilities for the deferred purchase price of property or services, or under any conditional sale or title retention agreement, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and not otherwise constituting Indebtedness under any other clause of this definition, (e) all Redeemable Capital Stock and (f) renewals, extensions, modifications and refundings of any such indebtedness or obligations; provided, however, that the term "Indebtedness" does not include any indebtedness that has been irrevocably defeased in accordance with the applicable terms thereof and an amount in cash or U.S. Government Obligations or any combination thereof sufficient to pay all obligations under such indebtedness when and as due has been irrevocably deposited with a trustee or similar third party in connection therewith.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "legal defeasance" shall have the meaning set forth in Section 12.2.

         "Lien" means any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

         "main office" with reference to the Trustee shall mean the principal corporate trust office of the Trustee, which office is, on the date of this Indenture, located at Bankers Trust Company, Four Albany Street, New York, NY 10006, Attention: Corporate Trust and Agency Group.

         "maturity" or "mature," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption at the option of the Company pursuant to Article 6 or presentment for repayment as provided in Article 7 hereof, or otherwise.

         "Note" or "Notes" mean one or more of the notes comprising the Company's issue of Notes issued, authenticated and delivered under this Indenture or any indenture supplemental hereto creating one or more series of additional notes.

         "Note Register", "Note Co-Registrar" and "Note Registrar" have the respective meanings specified in Section 2.6.

         "Noteholder," "noteholder," "holder of the Notes," "Holder" or "holder" or other similar terms mean any person in whose name, as of any particular date, a Note is registered on the Note Register.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate, to the extent required, shall comply with the provisions of Section 16.3 hereof.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably satisfactory to the Trustee. Each such Opinion of Counsel shall include the statements provided for in Section 16.3 if and to the extent required by the provisions of such Section.

         "Original Issue Date" with respect to any Note (or portion thereof) means the earlier of (A) the date of such Note or (B) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "outstanding" means, as of the date of determination, all Notes which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (A) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation, (B) Notes or portions thereof for the payment or redemption of which money in the necessary amount shall have been deposited with the Trustee or any paying agent in trust for the holders of the Notes; provided, however, that in the case of redemption, any notice required shall have been given or have been provided for to the satisfaction of the Trustee, and (C) Notes in exchange or substitution for or in lieu of which other Notes have been authenticated and delivered under any of the provisions of this Indenture. Notwithstanding the foregoing provision of this paragraph, Notes in exchange or substitution for or in lieu of which other Notes have been authenticated and delivered under Section 2.10 hereof and which have not been surrendered to the Trustee for cancellation or the payment of which shall not have been duly provided for, shall be deemed to be outstanding. In determining whether the Noteholders of the requisite principal amount of Notes outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company, including any Subsidiary, or such other obligor shall be disregarded and deemed not outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be disregarded.

Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or a Subsidiary or such other obligor.

         "paying agent" means any person authorized by the Company to pay the principal of, premium, if any, and interest on any Notes on behalf of the Company.

         "person" means any individual, partnership, corporation, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

         "place of payment" means such place as designated in Section 2.3 hereof.

         "predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

         "Proceeding" means any suit in equity, action at law or other legal, equitable, administrative or similar proceeding.

         "Redeemable Capital Stock" means any class or series of capital stock of the Company or any of its Subsidiaries (other than any Subsidiary's capital stock owned by the Company) that either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or is redeemable at the option of the holder thereof or is convertible into or exchangeable for debt securities of the Company or any of its Subsidiaries.

         "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Regular Record Date" has the meaning specified in Section 2.3.


         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust and Agency Group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Payment" has the meaning set forth in Section 4.12.

         "Senior Indebtedness" shall mean the following, whether outstanding as of the date hereof or hereafter created, incurred, assumed or guaranteed by the Company or any Subsidiary, (a) indebtedness (other than the Notes and the 1994 Debentures) for the payment of which the Company or any Subsidiary is responsible or liable or the payment of which the Company or any Subsidiary has guaranteed, (b) capital lease obligations of the Company or any Subsidiary determined in accordance with generally accepted accounting principles, (c) any obligation of the Company or any Subsidiary to reimburse banks or others pursuant to letters of credit or guaranties extended by such banks or others, advances made by such banks or others and other credit arrangements entered into with such banks or others in connection with tax-exempt obligations issued for the benefit of the Company or any Subsidiary, (d) any obligation of the Company or any Subsidiary for the deferred purchase price of real or personal property, including any purchase money indebtedness or conditional sales obligations and obligations under title retention agreements, and (e) renewals, extensions, modifications and refundings of any such indebtedness or obligations, provided, however, that Senior Indebtedness shall not include indebtedness which by its terms refers explicitly to the Notes issued hereunder and states that such indebtedness shall be subordinate to the Notes issued hereunder.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.3.

         "Stated Maturity" when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

         "Subsidiary" means any corporation more than fifty percent (50%) of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation irrespective of whether or not at the time stock of any other class or classes shall or might have voting power by reason of the happening of any contingency, is owned or controlled directly or indirectly by the Company.

         "supplemental indenture" or "indenture supplemental hereto" means any indenture hereafter duly authorized and entered into in accordance with the provisions of this Indenture.


         "Total Consolidated Capitalization" means, with respect to the Company and its Subsidiaries as of any date, the sum of (i) the Consolidated Net Worth of the Company and its Subsidiaries as of such date, plus (ii) the total Indebtedness of the Company and its Subsidiaries as of such date.


         "Trustee" means Bankers Trust Company, and, subject to the provisions of the Indenture, shall also include any successor trustee.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed.

         "U.S. Government Obligations" has the meaning provided in Section 12.2(d)(i) hereof.

         All accounting terms used in this Indenture shall have the meanings assigned to them in accordance with generally accepted accounting principles and practices employed at the time by the Company.


                                   ARTICLE 2

                  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                             AND EXCHANGE OF NOTES


         2.1 Designation, Amount and Issue of Notes. The Notes shall be designated as set forth in one or more indentures supplemental hereto. Notes in an aggregate principal amount up to $125,000,000, to bear such rates of interest, to mature at such time or times and to have such other provisions as may be provided in this Indenture and in the applicable supplemental indenture, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, the President or an Executive Vice President or any Vice President. Prior to such authentication the Trustee shall be entitled to receive an executed supplemental indenture, an Officers' Certificate and Opinion of Counsel satisfactory to the Trustee.

         2.2 Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form set forth in any supplemental indenture under which such Notes are issued. Any of the Notes may have imprinted thereon such legends or endorsements as the officer or officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture or any supplemental indenture under which the Notes are issued, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage. With respect to the Notes of any particular series, the Company may incorporate in, add to or delete from the general title of such Notes any words, letters or figures designed to distinguish that series, pursuant to the applicable supplemental indenture or a Certified Resolution.

         2.3 Denominations, Dates, Interest Payment and Record Dates. The Notes shall be issuable as registered Notes without coupons in the denominations of $1,000 and any integral multiple of $1,000, and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee. The Notes shall be dated the date of authentication thereof by the Trustee. Notes may be issued at a discount, and shall bear interest, as set forth in the applicable supplemental indenture establishing the form of such Note.

         The term "Regular Record Date" as used with respect to an interest payment date for any series of Notes shall mean such day or days as shall be specified in any supplemental indenture pursuant to which the Notes are issued; provided, however, that in the absence of any such provisions with respect to any series of Notes, such term shall mean (1) the last day of the calendar month preceding such interest payment date if such interest payment date is the fifteenth day of a calendar month; or (2) the fifteenth day of the calendar month preceding such interest payment date if such interest payment date is the first day of a calendar month.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than twenty (20) nor less than ten
         (10) days prior to the date of the proposed payment and not less than thirty-five (35) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Noteholder at his address as it appears in the Note Register, not less than ten (10) days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a Daily Newspaper in each place of payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause
         (b).

                 (b) The Company may make payment of any Defaulted Interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue which were carried by such other Note.

         The principal of and the premium, if any, and the interest on the Notes shall be paid at the office or agency of the Company which shall be located at the main office of the Trustee (the "place of payment") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest on any Notes may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Note Register.

         2.4 Numbers and Legends on Notes. Notes may bear such numbers, letters or other marks of identification or designation, may be endorsed with or have incorporated in the text thereof such legends or recitals with respect to transferability or in respect of the Note or Notes for which they are exchangeable, and may contain such provisions, specifications and descriptive words, not inconsistent with the provisions of this Indenture, as may be determined by the Company or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

         2.5 Execution of Notes. Each Note shall be signed in the name and on behalf of the Company by one or more of its officers. The signature of an officer of the Company may, if permitted by law, be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Notes. In case any officer of the Company who shall have signed, or whose facsimile signature shall be borne by, any of the Notes shall cease to be such officer of the Company before the Notes so executed shall be actually authenticated and delivered by the Trustee, such Notes shall nevertheless bind the Company and may be authenticated and delivered as though the person whose signature appears on such Notes had not ceased to be such officer of the Company.

         2.6 Registration of Transfer of Notes. The Company shall keep or cause to be kept at the main office of the Trustee books for the registration of transfer of Notes issued hereunder (herein sometimes referred to as the "Note Register") and upon presentation for such purpose at such office the Company will register or cause to be registered the transfer therein, under such reasonable regulations as it may prescribe, of such Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more "Note Co-Registrars" for such purpose as the Board of Directors may determine where Notes may be presented or surrendered for registration, registration of transfer or exchange and such books, at all reasonable times, shall be open for inspection by the Trustee.

         2.7 Exchange and Registration of Transfer of Notes. Whenever any Note shall be surrendered to the Company at an office or agency referred to in
Section 4.2 hereof, for registration
of transfer or exchange, duly endorsed or accompanied by a proper written instrument or instruments of assignment and transfer thereof or for exchange in form satisfactory to the Company and the Trustee, or any Note Registrar or Note Co- Registrar, duly executed by the holder thereof or his attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor, a Note or Notes in the name of the designated transferee, as the case may require, for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         The Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge or expense that may be imposed in connection with any exchange or transfer of Notes other than exchanges pursuant to Section 2.8 or 14.5 not involving any transfer. No service charge will be made for any such transaction.

         The Company shall not be required to issue or to make registrations of transfer or exchanges of Notes for a period of fifteen (15) days immediately preceding the date of any selection of Notes to be redeemed. The Company shall not be required to issue or to make registrations of transfer or exchanges of any Notes which have been selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, for which the Company shall register transfers and make exchanges of the portion thereof not so to be redeemed.

         Upon delivery by any Note Co-Registrar of a Note in exchange for a Note surrendered to it in accordance with the provisions of this Indenture, the Note so delivered shall for all purposes of this Indenture be deemed to be duly registered in the Note Register; provided, however, that in making any determination as to the identity of persons who are holders, the Trustee shall, subject to the provisions of Section 11.2, be fully protected in relying on the Note Register kept at the main office of the Trustee.

         2.8 Temporary Notes. Pending the preparation of definitive Notes the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Notes which may be printed, lithographed, typewritten, mimeographed or otherwise reproduced. Temporary Notes shall be issuable in any authorized denomination, and substantially of the tenor of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the officers of the Company executing such Notes as evidenced by their execution of such Notes. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. If temporary Notes are issued, without unreasonable delay, the Company will execute and deliver to the Trustee definitive Notes and thereupon any and all temporary Notes may be surrendered in exchange therefor, at the offices referred to in Section 4.2, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of authorized denominations. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

         2.9 Recognition of Registered Holders of Definitive Notes and Temporary Notes. The Company, the Trustee or any agent of the Company or the Trustee may deem and treat (A) the registered holder of any temporary Note, and
(B) the registered holder of any definitive Note, as the absolute owner of such
Note in accordance with Section 9.1.

         2.10 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, then upon the satisfaction of the conditions hereinafter set forth in this Section 2.10 the Company (A) shall, in the case of any mutilated Note, and (B) shall, in the case of any destroyed, lost or stolen Note, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, execute, and upon the written request of the Company, the Trustee shall authenticate and deliver, a new Note of like principal amount bearing a number not contemporaneously outstanding, in exchange and substitution for and upon surrender and cancellation of the mutilated Note or in lieu of and substitution for the Note so destroyed, lost or stolen; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have been selected or called for redemption, the Company may instead of issuing a substituted Note, pay such Note without requiring the surrender thereof, except that such mutilated Note shall be surrendered. The applicant for such substituted Note shall furnish to the Company and to the Trustee evidence satisfactory to them, in their discretion, of the ownership of and the destruction, loss or theft of such Note and shall furnish to the Company and to the Trustee and any Note Registrar such security or indemnity as may be required by them to save each of them harmless, and, if required, shall reimburse the Company for all expenses (including any tax or other governmental charge and the fees and expenses of the Trustee) in connection with the preparation, authentication and delivery of such substituted Note, and shall comply with such other reasonable regulations as the Company, the Trustee, or either of them, may prescribe.

         Every new Note issued pursuant to this Section 2.10 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Notes duly issued hereunder.

         The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         2.11 Authentication of Notes. Subject to the qualifications hereinbefore set forth, the Notes to be issued hereby shall be substantially of the tenor and effect set forth in the supplemental indenture providing for their issuance, and no Notes shall be entitled to the benefit hereof, or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon an authentication certificate executed by the Trustee; and such certificate on any Note issued by the Company shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.


         2.12 Surrender and Cancellation of Notes. All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.12, except as expressly permitted by this Indenture. The Trustee shall destroy all canceled Notes held by it and deliver a certificate of such destruction to the Company.



                                   ARTICLE 3

                             SUBORDINATION OF NOTES

         3.1 Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Notes, by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of and premium, if any, and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness (including Accrued Bankruptcy Interest). This Article 3 constitutes a continuing offer to all persons or entities who become holders of, or continue to hold, Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon.

         For purposes of this Article 3, (a) no Senior Indebtedness shall be deemed to have been paid in full unless and until all commitments or other obligations of the lenders thereunder to make advances or otherwise extend credit shall have terminated and the holders thereof shall have received payment in full in cash or other consideration accepted by the holders of the Senior Indebtedness, and (b) the term "Representative" shall mean the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

         3.2 Distribution on Dissolution, Liquidation, Bankruptcy or Reorganization. Upon any distribution of assets of the Company upon any total or partial dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise,

                 (a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the amounts due on or in respect of such Senior Indebtedness before the holders of the Notes are entitled to receive any direct or indirect payment or distribution on or in respect of the Notes; and

                 (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee (except those sums to which the Trustee is entitled under Section 11.7) would be entitled except for the provisions of this Section 3.2 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise (collectively, a "trustee in bankruptcy"), directly to the holders of Senior Indebtedness or their respective Representatives, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to or to be held as collateral for the payment or prepayment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the sale or conveyance of its property or assets as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article 10 shall not be deemed a dissolution, winding up, liquidation or reorganization of the Company for the purposes of this
Article 3 if such other corporation shall, as a part of such consolidation, merger, sale or conveyance, comply with the conditions stated in Article 10.

         If the Trustee or any holder of Notes does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness (or its Representative) is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such holder of Notes.

         3.3 Default on Senior Indebtedness. No direct or indirect payment or distribution (other than payments or distributions of amounts previously deposited in accordance with the defeasance provisions of the Indenture) shall be made by or on behalf of the Company on account or in respect of principal of or premium, if any, or interest on the Notes or on account or in respect of the purchase, redemption or other acquisition or deposits in trust in respect of defeasance of Notes (including without limitation any purchase of a Note required as a result of a Change in Control), if there shall have occurred and be continuing any default in the payment when due (at maturity, upon acceleration of maturity, upon mandatory prepayment, or otherwise) in respect of any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument or agreement creating or evidencing such Senior Indebtedness (a "Payment Default"), unless such default shall have been effectively waived in writing by the holders of such Senior Indebtedness in default or unless the holders of such Senior Indebtedness in default shall have delivered to the Trustee a written notice of waiver of the benefits of this sentence. In addition, if any event of default with respect to any Senior Indebtedness, other than a Payment Default occurs and is continuing and as a result thereof the maturity of such Senior Indebtedness may be accelerated (such an event of default being referred to herein as a "Covenant Default"), and the Company and the Trustee receive written notice (such notice being herein referred to as a "Deferral Notice") thereof from the holders of at least 10% in principal amount of Senior Indebtedness, then no direct or indirect payment or distribution (other than payments or distributions of amounts previously deposited in accordance with the defeasance provisions of the Indenture) shall be made by or on behalf of the Company on account or in respect of principal of or premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition or deposits in trust in respect of defeasance of Notes (including without limitation any purchase of a Note required as a result of a Change in Control) until the earlier to occur of (x) the date such Covenant Default is cured, effectively waived in writing by the holders of such Senior Indebtedness or otherwise ceases to exist in accordance with the terms of the instruments or agreements creating or evidencing such Senior Indebtedness, (y) the date the holders of such Senior Indebtedness or their respective Representatives shall have delivered to the Trustee a written notice of waiver of the benefits of this sentence, or (z) the 179th day after receipt by the Company or the Trustee of such Deferral Notice, if in any such case this
Article 3 otherwise permits such payment at such time; provided, however, that any number of Deferral Notices may be given, but during any 365 consecutive day period only one such period during which such payments on the Notes may not be made may commence and the duration of such period may not exceed 179 days, and provided, further, that no subsequent Deferral Notice relating to the same or any other Covenant Default existing or continuing on the date of receipt of any prior Deferral Notice, whether or not such subsequent Deferral Notice is received by the Company or Trustee within 365 days shall further prohibit such payments on the Notes unless all events of default in respect of such Senior Indebtedness shall have been cured or waived after the date of receipt of such prior Deferral Notice for a period of not less than 180 consecutive days.

         The provisions of this Section shall not apply to any payment with respect to which Section 3.2 would be applicable.

         3.4 When Distribution must Be Paid over. In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be made to the Trustee or any holder of the Notes that because of this Article 3 should not have been made to it, the Trustee or such holder who receives such payment or distribution shall hold it in trust for, and shall immediately pay it over to, the trustee in bankruptcy or the holders of Senior Indebtedness for application to or to be held as collateral for the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Upon any payment or distribution of assets of the Company referred to in this Article 3, the Trustee, subject to the provisions of
Section 11.2, and the holders of the Notes shall be entitled to conclusively rely upon any order or decree made by a court of competent jurisdiction or upon any certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distribution thereon and all other facts pertinent thereto or to this
Article 3.

         3.5 Subrogation. After all Senior Indebtedness is paid in full and until the Notes are paid in full, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on behalf of such Senior Indebtedness until the Notes are paid in full. A distribution made under this
Article 3 to holders of Senior Indebtedness which otherwise would have been made to holders of the Notes, and a payment over to the holders of Senior Indebtedness by holders of the Notes, is not, as between the Company and the holders of the Notes and the other creditors of the Company, a payment by the Company on the Senior Indebtedness.

         3.6     Relative Rights. It is understood that the provisions of this
Article 3 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article 3 or elsewhere in this Indenture, any supplemental indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein, in any supplemental indenture or in the Notes prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 3 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.


         3.7 Payments on Notes Permitted. Nothing contained in this Indenture, any supplemental indenture or in any of the Notes shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Sections 3.2 and 3.3, payments of principal of or premium, if any, or interest on the Notes, or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of or premium, if any, or interest on the Notes, unless a Responsible Officer of the Trustee shall have received at its main office written notice of the existence of any event prohibiting the making of such payment more than one business day prior to the date of such payment.

         3.8 Authorization of Noteholders to Trustee to Effect Subordination. Each holder of Notes by the acceptance thereof authorizes and directs the Trustee on behalf of such holder to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 3 and appoints the Trustee the attorney-in-fact of such holder for any and all such purposes.

         3.9     Notice to Trustee. Notwithstanding the provisions of this
Article 3 or any other provisions of this Indenture, neither the Trustee not any paying agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such paying agent, unless and until the Trustee or such paying agent shall have received (in the case of the Trustee, at its main office) written notice thereof from the Company or from the holder of any Senior Indebtedness, together with proof reasonably satisfactory to the Trustee of such holding of Senior Indebtedness; provided, however, that if at least one business day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including without limitation, the payment of either the principal of or premium, if any, or interest on any Note) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 3.9, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such one business day prior to such date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness to establish that such a notice has been given by a holder of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the authority or right of any person as a holder of Senior Indebtedness to deliver notice or participate in any payment or distribution pursuant to this Article 3, then the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the authority of such person, the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the authority or rights of such person under this Article 3 and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the authority or right of such person to deliver notice or receive such payment. Upon request of the Trustee, the Company will provide it with an Officers' Certificate setting forth the identity of any holder of Senior Indebtedness and the amount of such Senior Indebtedness and the Trustee shall be fully protected in relying upon such Officers' Certificate.


         The Company shall promptly deliver an Officer's Certificate notifying the Trustee and each other paying agent of any facts known to the Company that would cause any payment or distribution with respect to the Notes to violate this Article 3, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article 3.

         3.10 Trustee as Holder of Senior Indebtedness. Subject to the applicable provisions of the TIA, the Trustee shall be entitled to all the rights set forth in this Article 3 in respect of any Senior Indebtedness at anytime held by it to the same extent as any other holder of Senior Indebtedness.

         3.11 Modification of Terms of Senior Indebtedness. Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the Notes or the Trustee.

         No compromise, alteration, amendment, supplement, modification, restructuring, extension, renewal or other change of, and no waiver, consent, release or other disposition of collateral or other security, or other action or inaction in respect of, any liability or obligation under or in respect of any Senior Indebtedness, or of any of the terms, covenants or conditions of any indenture or other instrument or agreement under which any Senior Indebtedness is outstanding, whether or not such action or inaction is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article 3 or of the Notes relating to the subordination thereof.

         The provisions of this Article 3 shall be effective or be automatically reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded or must otherwise be returned by any holders of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         3.12 Trustee Not Fiduciary for Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 3, and no implicit covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall pay over or distribute in good faith to or on behalf of holders of Notes or the Company moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 3 or otherwise, except if such payment or distribution is made as a result of the gross negligence or willful misconduct of the Trustee.

         3.13 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act of the Company or by its failure to comply with this Indenture.


                                   ARTICLE 4

                      PARTICULAR COVENANTS OF THE COMPANY

         The Company covenants as follows:

         4.1 Payment of Principal of and Premium, If Any, and Interest on Notes. The Company will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Notes at the time and place and in the manner provided in the Notes and this Indenture.

         4.2 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Notes. So long as any of the Notes shall remain outstanding, the Company will maintain an office or agency, where the Notes may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Notes may be served, and where the Notes may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies where Notes may be presented or surrendered for any and all such purposes and may from time to time rescind such designations. The Company will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the main office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee will give the Company prompt notice of any change in location of the Trustee's main office.


         4.3 Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.9, a Trustee, so that there shall at all times be a Trustee hereunder.

         4.4     Provision as to Paying Agent.

         (a) If the Company appoints a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 4.4,

                 (1) that it will hold all sums held by it as such agent for the payment of the principal of or premium, if any, or interest on the Notes whether such sums have been paid to it by the Company (or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes and will notify the Trustee of the receipt of sums to be so held,

                 (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or premium, if any, or interest on the Notes when the same shall be due and payable, and

                 (3) that it will at any time during the continuance of any Event of Default specified in Section 8.1, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

         (b) If the Company does not act as its own paying agent, it will, prior to each due date of the principal of or premium, if any, or interest on any Notes, deposit with such paying agent a sum sufficient to pay the principal or premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such principal of or premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

         (c) If the Company acts as its own paying agent, it will, on or before each due date of the principal of or premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.

         (d) Anything in this Section 4.4 to the contrary notwithstanding, the Company may, for the purpose of obtaining a satisfaction and discharge of this Indenture in accordance with Article 12 hereof but only if and to the extent permitted thereby, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 4.4, such sums to be held by the Trustee upon the trusts herein contained.


         4.5 Maintenance of Corporate Existence. So long as any of the Notes shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Section 4.5 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises and the corporate existence and franchises of each Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence or franchises of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

         4.6 Further Assurance. From time to time whenever reasonably demanded by the Trustee the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies hereunder of the holders of the Notes.

         4.7 Officers' Certificate as to Default and Statement as to Compliance. The Company will, so long as any of the Notes are outstanding,

         (a) deliver to the Trustee within 105 days after the end of each fiscal year of the Company, beginning with the fiscal year ending in December, 1996, a brief certificate as to compliance signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that:

                 (1) a review of the activities of the Company during such year and of the Company's performance under this Indenture and any and all supplemental indentures has been made under his or her supervision; and


                 (2) to the best of such officer's knowledge, based on such review, the Company has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to such officer and the nature and status thereof (determined without regard to any grace period or requirement of notice); and

         (b) deliver to the Trustee within five days after the occurrence thereof written notice of any event which, with the giving of notice and the lapse of time, would be an Event of Default within the meaning of Section 8.1.

         4.8 Will Pay Indebtedness. The Company will pay or cause to be paid all Indebtedness of the Company and of each Subsidiary, as and when same shall become due and payable, and will observe, perform and discharge or cause to be observed, performed or discharged in accordance with their terms all of the covenants, conditions and obligations which are imposed on it by any and all mortgages, indentures and other agreements evidencing or securing Indebtedness of the Company or any Subsidiary or pursuant to which such Indebtedness is issued, so as to prevent the occurrence of any act or omission which is a default thereunder, and which remains uncured or is not waived for a period of thirty (30) days beyond any applicable notice and/or cure period. The Company will notify the Trustee of any breach of the covenants contained in this Section 3.3 within ten (10) days after the Company has knowledge of such breach.


         4.9 Will Keep, and Permit Examination of, Records and Books of Account and Will Permit Visitation of Property. The Company will (A) keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and (B) permit or cause to permit the Trustee, personally or by its agents, accountants and attorneys, to visit or inspect any of the properties, examine the records and books of account and discuss the affairs, finances and accounts, of the Company and each Subsidiary, with the officers of the Company and Subsidiaries at such reasonable times as may be requested by the Trustee. The Trustee shall be under no duty to make any such visit, inspection or examination.

         The Company covenants that books of record and account will be kept in which full, true and correct entries will be made of all dealings or transactions of, or in relation to, the properties, business and affairs of the Company.

         4.10 Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in the connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or of the Subsidiary concerned, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes.

         4.11 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles).

         4.12 Limitations on Dividends and Other Payments. The Company will not, and will cause its Subsidiaries not to, directly or indirectly, do any of the following (each, a "Restricted Payment"): (i) declare or pay any dividend or other distribution of property or assets in respect of the capital stock of the Company other than a dividend payable solely in shares of capital stock of the Company; (ii) repurchase any shares of the Company's capital stock; (iii) repay or defease any Indebtedness subordinate in right of payment of interest or principal to the Notes (except so long as the Notes are not in default, required payments of principal and interest may be made in accordance with the terms of such subordinated Indebtedness); or (iv) exchange any shares of capital stock of the Company for newly-issued Indebtedness of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company (and any of its Subsidiaries) may declare or make a Restricted Payment, if such Restricted Payment when aggregated with all other Restricted Payments made by the Company and its Subsidiaries after ______, 1996 is less than the sum of: (A) $8,500,000, plus (B) fifty percent (50%) of the Company's aggregate Consolidated Net Income earned in each fiscal quarter during the period commencing on October 7, 1996 and ending on the last day of the fiscal quarter immediately preceding such Restricted Payment, (or minus 100% of the Company's aggregate Consolidated Net Loss (if any) incurred in each fiscal quarter during the period commencing on October 7, 1996 and ending on the last day of the fiscal quarter immediately preceding such Restricted Payment), plus (C) the aggregate net proceeds (including the Fair Market Value of non-cash proceeds) received by the Company from public or private offerings of Equity Securities after the date of this Indenture (including the issuance of Equity Securities upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights to acquire Equity Securities) to any person other than a Subsidiary; provided that, notwithstanding the foregoing, the Company will not, and will cause its Subsidiaries not to, make any Restricted Payment if the making of the Restricted Payment would cause the Company or any of its Subsidiaries not to be in compliance with the terms, conditions and provisions of the Indenture or any indenture or loan agreement to which the Company or any of its Subsidiaries is a party.


         4.13 Limitation on Other Senior Subordinated Indebtedness. The Company will not, and will cause its Subsidiaries not to, incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, any Indebtedness, other than the Notes, that (i) is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness and (ii) does not expressly provide by its terms that it is subordinate or junior in right of payment to the Notes.

         4.14 Restrictions on Additional Indebtedness. The Company will not, and will cause its Subsidiaries not to, incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, any Indebtedness if, at the time of such incurrence, and after giving pro forma effect thereto, the total Indebtedness of the Company and its Subsidiaries, including the Notes, would exceed seventy percent (70%) of the Company's Total Consolidated Capitalization.


         4.15 Minimum Consolidated Net Worth. The Company will not permit its Consolidated Net Worth on the last day of any fiscal quarter to be less than the sum of (i) $75,000,000, plus (ii) fifty percent (50%) of the Company's cumulative Consolidated Net Income since October 6, 1996.

                                   ARTICLE 5

                  NOTEHOLDER LISTS AND REPORTS BY THE COMPANY
                                AND THE TRUSTEE

         5.1     Noteholder Lists, Etc.

         (a) The Company will furnish or cause to be furnished to the Trustee, monthly, not more than fifteen (15) days after each Regular Record Date for any series a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of Notes of such series as of such Regular Record Date, and at such other times, as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen
(15) days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Note Registrar, no such list shall be required to be furnished.

         (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the holders of Notes received by the Trustee in its capacity as Note Registrar contained in the most recent list furnished to it as provided in subsection (a) of this Section 5.1. The Trustee may destroy any list furnished to it as provided in subsection (a) of this Section 5.1, upon receipt of a new list so furnished.

         (c) In case three (3) or more holders of Notes of any series (hereinafter called "Applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Note for a period of at least six (6) months preceding the date of such application, and such application states that the Applicants desire to communicate with other holders of Notes of such series with respect to their rights under this Indenture, any supplemental indenture or under the Notes, and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Trustee shall, within five
(5) business days after the receipt of such application, at its election, either

                 (1) afford to such Applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (b) of this Section 5.1; or

                 (2) inform such Applicants as to the approximate number of holders of Notes whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (b) of this Section 5.1, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford to such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (b) of this Section 5.1, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such Applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one (1) or more of such objections, the Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such Applicants respecting their application.

         (d) Every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (c) of this Section 5.1, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (c).

         5.2      Reports by Company. The Company covenants and agrees:

         (a) To file with the Trustee within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then the Company will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (b) To file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

         (c) To transmit to the holders of the Notes, in the manner and to the extent provided in subsection (c) Section 313 of the TIA, such summaries of any information, documents, and reports required to be filed by the Company pursuant to subsection (a) or subsection (b) as may be required by the rules and regulations promulgated by the Commission; and

         (d) To furnish to the Trustee with or as a part of each annual report and each other document or report filed with the Trustee pursuant to subsection (a), (b) or (c) of this Section 5.2, an Officers' Certificate stating that in the opinion of each of the signers such annual report or other document or report complies with the requirements of such subsection (a), (b) or (c).

         Each certificate furnished to the Trustee pursuant to the provisions of this Section 5.2 shall conform to the requirements of Section 16.3 hereof.


         5.3     Reports by Trustee. The Trustee shall as provided in TIA
Section 313(c), if required thereunder, transmit within sixty (60) days after January 1, 1997 and each January 1 thereafter, a brief report if required pursuant to TIA Section 313(a) to the Noteholders of any series of Notes then outstanding. A copy of each such report shall, at the time of such transmission to the Noteholders, be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the Commission. The Company will notify the Trustee if any Notes are listed.

                                   ARTICLE 6

                    REDEMPTION OF NOTES AT COMPANY'S OPTION


         6.1 Election by Company to Redeem Notes. The Notes of any series shall be redeemable at any time prior to the Stated Maturity thereof, upon notice as provided in this Article 6, as a whole at any time, or in part from time to time (but only in principal amounts of $1,000 or any integral multiple thereof), at the option of the Company, commencing on the date or dates set forth in the applicable supplemental indenture for each series of Notes, on not less than 30 nor more than 60 days' notice given as provided in the Indenture or any applicable supplemental indenture upon payment of the then applicable redemption price (expressed in percentages of the principal amount) set forth in the applicable supplemental indenture, together in each case with accrued and unpaid interest to the date fixed for redemption, all subject to the conditions more fully set forth in the applicable supplemental indenture.


         The election of the Company to redeem any Notes shall be evidenced by an Officer's Certificate. Whenever any of the Notes outstanding are to be redeemed pursuant to this Section 6.1, the Company shall give the Trustee at least sixty (60) days' written notice (or such shorter period of time as is acceptable to the Trustee) prior to the Redemption Date of such Redemption Date and of the principal amount of Notes to be redeemed.

         6.2 Redemption of Part of Notes. In case of the redemption of less than all of the outstanding Notes of any series, the Notes to be redeemed shall be selected by the Trustee by lot or any other method deemed reasonable by the Trustee, not more than sixty (60) days prior to the Redemption Date, from the outstanding Notes not previously called for redemption, which method may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of such series of Notes of a principal amount larger than $1,000.

         In the case of any partial redemption, the Trustee shall promptly notify the Company in writing of the serial numbers (and, in the case of any Note which is to be redeemed in part only, the portion of the principal amount thereof to be redeemed) of the Notes selected for redemption.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note which has been or is to be redeemed.

         6.3 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each holder of Notes to be redeemed, at his last address appearing in the Note Register.

         All notices of redemption shall state:

                 (a)      The Redemption Date;


                 (b)      The redemption price plus accrued interest, if any;


                 (c) If less than all outstanding Notes of any series are to be redeemed, the serial numbers (and, in the case of any Note which is to be redeemed in part only, the portion of the principal amount thereof to be redeemed) of the Notes to be redeemed;

                 (d) That on the Redemption Date the redemption price of each of the Notes to be redeemed will become due and payable, and that interest thereon shall cease to accrue from and after said date; and

                 (e) The place where such Notes are to be surrendered for payment of the redemption price, which shall be the office or agency of the Company in the place of payment.

         Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         Failure to give notice of redemption, or any defect therein, to any holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.


         6.4 Deposit of Redemption Price. On or before 10:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 4.4(c) hereof) an amount of money sufficient to pay the redemption price of all principal of, and (unless such Redemption Date is an Interest Payment Date) accrued interest on, the Notes which are to be redeemed on that date.


         6.5 Date on Which Notes Cease to Bear Interest, Etc. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the payment of the redemption price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price together with accrued interest thereon to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and provisions of Section 2.3 hereof.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

         Any Note which is to be redeemed only in part shall be surrendered at the office or agency designated pursuant to Section 4.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note, without service charge, a new Note or Notes of such series of any authorized denomination or denominations as requested by such holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


         6.6     All Notes Delivered. All Notes redeemed pursuant to Section
6.1 hereof shall be canceled and destroyed by the Trustee in accordance with its standard procedures, and the Trustee shall deliver its certificate of destruction thereof to the Company.



                                   ARTICLE 7

                     REDEMPTION OF NOTES AT HOLDER'S OPTION


         7.1     Redemption Right at Holder's Option.


         (a) Unless pursuant to the terms of Section 8.1 the Notes have been declared due and payable prior to their maturity by reason of an Event of Default and such Event of Default has not been waived and such declaration has not been rescinded or annulled, a holder has the right to present Notes for payment prior to their maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder may specify) subject to the following limitations: (1) the Company will have no obligation to redeem any Notes prior to December 1, 1999, except on the death of a holder as described in Section 7.1(b) below and
(2) the Company will have no obligation to redeem Notes (on the death of a holder or otherwise pursuant to this Section 7.1) in excess of the following annual maximum amounts (collectively, the "Annual Amount Limitations") of (A) $50,000 per holder and (B) an aggregate amount for all Notes submitted for redemption equal to five percent (5%) of the aggregate original principal amount of the Notes of all series theretofore issued under the Indenture (the "Five Percent Limitation"). Notes submitted for redemption pursuant to this
Section 7.1, except for Notes submitted for redemption following the death of a holder, must be submitted by November 1 of any year, commencing on November 1, 1999, for redemption on the following December 1. If the $50,000 per holder limitation has been reached and the Five Percent Limitation has not been reached, if Notes have been properly presented for payment, each in an aggregate principal amount exceeding $50,000, the Company will redeem such Notes in order of their receipt (except Notes presented for






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payment in the event of death of a holder, which will be given priority in order of their receipt), up to the aggregate limitation of five percent (5%) of the aggregate principal amount of the Notes of all series issued under this Indenture, notwithstanding the $50,000 limitation.

         (b) Subject to the Annual Amount Limitations (and unless the Notes have been declared due and payable prior to their maturity by reason of an Event of Default and such Event of Default has not been waived and such declaration has not been rescinded or annulled), Notes submitted for redemption upon the death of any holder (or any portion of the principal amount of such Notes which is $1,000 or an integral multiple thereof, as the holder may specify), will be redeemed within sixty (60) days following receipt by the Trustee of a written request therefor from such holder's personal representative, or surviving joint tenant(s), tenant by the entirety or tenant(s) in common.


         7.2 Redemption Procedure. Notes presented for redemption pursuant to Section 7.1(a) or (b) will be redeemed in order of their receipt by the Trustee, except that Notes presented for payment in the event of death of a holder pursuant to Section 7.1(b), will be given priority in order of their receipt, over other Notes. Notes not redeemed in any such period because they have not been presented prior to November 1 of that period or because of the Annual Amount Limitations will be held in order of their receipt for redemption during the following twelve (12) month period(s) until redeemed, unless sooner withdrawn by the holder. Holders of Notes presented for redemption shall be entitled to and shall receive scheduled monthly payments of interest thereon on scheduled Interest Payment Dates until their Notes are redeemed. In the event that a holder or his or her duly authorized representative notifies the Trustee of such person's desire to redeem all or any portion of the Notes pursuant to
Section 7.1 of the Indenture, the Trustee shall furnish such person with the form set forth in Exhibit A hereto (for redemptions pursuant to Section 7.1(a) of the Indenture) or Exhibit B hereto (for redemptions pursuant to Section 7.1(b) of the Indenture).

         Notes may be presented for redemption by delivering to the Trustee by registered mail at its main office: (A) a written request for redemption, in the form provided by the Trustee upon written request, signed by the registered holder(s) or his or her duly authorized representative, (B) the Note to be redeemed, free and clear of any liens or encumbrances of any kind, and (C) in the case of a request made pursuant to Section 7.1(b), appropriate evidence of such death and, if made by a representative of a deceased holder, appropriate evidence of authority to make such request. The price to be paid by the Company for all Notes or portions thereof presented to it pursuant to the provisions described in this Section 7.1 is 100% of the principal amount thereof to be redeemed, plus accrued but unpaid interest on such principal amount to the date of payment. Any acquisition of Notes by the Company other than by redemption at the option of any holder pursuant to Section 7.1 shall not be included in the computation of Annual Amount Limitations for any period.

         For purposes of Section 7.1(a) and (b) and this Section 7.2, (i) a Note held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder, (ii) the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder, (iii) a person who is entitled to substantially all of the beneficial interests of ownership of a Note will be deemed to be the holder and (iv) the death of such person will be deemed to be the death of the holder, regardless of the registered holder. For






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


purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, such beneficial interest shall be deemed to exist if the holder certifies street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent, or by or for the holder or decedent and his or her spouse), and trusts and certain other arrangements where a person has substantially all of the power to sell, transfer or otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto. The Trustee or the Company may request such information as either of them deems reasonably necessary to determine whether any given request for redemption satisfies the conditions of the Indenture and any applicable supplemental indenture. However, the Trustee shall be entitled to rely upon a written request for redemption in proper form executed by a holder and an Officers' Certificate authorizing the requested redemption.

         In the case of Notes registered in the names of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $50,000 limitation shall apply to each beneficial owner of Notes held by a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such Notes as if the deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of such beneficial owners, must certify that the aggregate amount of requests for redemption tendered by such Qualified Institution on behalf of each beneficial owner in the initial period or in any subsequent twelve (12) month period does not exceed $50,000.

         In the case of any Notes which are presented for redemption in part only, upon such redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Notes, without service charge, a new Note(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Notes so presented.

         Whenever any of the Notes outstanding are to be redeemed pursuant to
Section 7.1, the Company's approval of a holder's redemption notice shall be evidenced by an Officer's Certificate and the Company shall give the Trustee at least three (3) business days' written notice (or such shorter period of time as is acceptable to the Trustee) prior to the Redemption Date of such Redemption Date and of the principal amount of Notes to be redeemed.

         Nothing herein shall prohibit the Company from redeeming, in acceptance of tenders made pursuant hereto, Notes in excess of the principal amount that the Company is obligated to redeem, nor from purchasing any Notes in the open market. However, the Company may not use any Notes purchased in the open market as a credit against its redemption obligations hereunder.

         7.3 Withdrawal. Any Notes presented for redemption at the option of the holder may be withdrawn by the person(s) presenting the same upon delivery of a written request for such






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withdrawal to the Trustee at least three (3) business days prior to the issuance of a check in payment thereof.

         7.4 Redemption Register. The Trustee shall maintain at its main office a register (the "Redemption Register") in which it shall record, in order of receipt, all requests for redemption received by the Trustee under
Section 7.2. Unless withdrawn, all such requests shall remain in effect during the period in which they are received and thereafter from period to period, until the Notes which are the subject of such request have been redeemed.

         7.5 Deposit of Redemption Price. On or before 10:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 4.4(c) hereof) an amount of money sufficient to pay the redemption price of all principal of, and (unless such Redemption Date is an Interest Payment Date) accrued interest on, the Notes which are to be redeemed on that date.

         7.6     Purchase of Notes at Option of the Holder Upon Change in
Control.
         (a) If on or prior to maturity, there shall have occurred a Change in Control, each holder shall have the right to cause the Company to purchase all or a portion of the Notes of such holder on the date that is 35 business days after the occurrence of the Change of Control (the "Change in Control Purchase Date"), for a purchase price equal to the outstanding principal amount thereof plus accrued interest thereon to the Change in Control Purchase Date (the "Change in Control Purchase Price") subject to Article 3 and satisfaction by or on behalf of the holder of the requirements set forth in Section 7.6(c) below.

         A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                 (i) The Company consolidates with or merges into another corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company, other than, in any case, a transaction in which the shareholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, at least 50% of the combined voting power of the outstanding Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock of the Company immediately prior to such transaction; or

                 (ii) There is a report filed by any person, including its Affiliates and Associates (as defined herein), other than the Company or its Subsidiaries or employee stock ownership plans or employee benefit plans of the Company or its Subsidiaries, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of this Section 7.6 only, the term "person" shall include a "person" within the meaning of Sections 13(d)(3) and 13(d)(5) or Section 14(d)(2) of the






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         Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the Company's Voting Stock then outstanding; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and
         (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act.

         "Voting Stock" means, with respect to any person, the capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         (b) Within 15 business days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published once in The Wall Street Journal or another daily newspaper of national circulation. The notice shall be accompanied by a form of Change in Control Purchase Notice to be completed by the holder and shall state:

                 (1) the events causing a Change in Control and the date of such Change in Control;


                 (2) the date by which the Change in Control Purchase Notice pursuant to this Section 7.6 must be given;


                 (3)      the Change in Control Purchase Date;

                 (4)      the Change in Control Purchase Price;

                 (5) the name and address of the Trustee and the office or agency referred to in Section 4.2;

                 (6) that the Notes must be surrendered to the Trustee or the office or agency referred to in Section 4.2 to collect payment;





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                 (7)      that the Change in Control Purchase Price for any
         Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Note described as in (6);


                 (8) the procedures the holder must follow to exercise rights under this Section 7.6 and a brief description of those rights; and

                 (9) the procedures for withdrawing a Change in Control Purchase Notice.

         (c) A holder may exercise its rights specified in Section 7.6 upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Trustee or to the office or agency referred to in Section 4.2 at any time prior to the close of business on the business day immediately prior to the Change in Control Purchase Date, stating:

                 (1) the certificate number of the Note which the holder will deliver to be purchased;

                 (2) the portion of the principal amount of the Note which the holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                 (3) that such Note will be submitted for purchase on the Change in Control Purchase Date pursuant to the terms and conditions specified in the Notes or in any applicable supplemental indenture.

         The delivery of the Note, by hand or by registered mail prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), to the Trustee or to the office or agency referred to in Section
4.2 shall be a condition to the receipt by the holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 7.6 only if the Note so delivered to the Trustee or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

         The Company shall purchase from the holder thereof, pursuant to this
Section 7.6, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 7.6 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Note.






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


                 (d) Effect of Change in Control Purchase Notice. Upon receipt by the Company of the Change in Control Purchase Notice specified in Section 7.6(c), the holder of the Note in respect to which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note. Such Change in Control Purchase Price shall be due and payable as of the Change in Control Purchase Date and shall be paid to such holder promptly following the later of (x) the Change in Control Purchase Date (provided the conditions of Section 7.6(c), as applicable, have been satisfied) and (y) the time of delivery of such Note to the Trustee or to the office or agency referred to in Section 4.2 by the holder thereof in the manner required by Section 7.6(c).

         A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the main office of the Trustee or to the office or agency referred to in Section 4.2 at any time before the close of business on the business day immediately preceding the Change in Control Purchase Date, specifying:

                 (1) the certificate number of the Note or Notes in respect of which such notice of withdrawal is being submitted;

                 (2) the principal amount of the Note or Notes with respect to which such notice of withdrawal is being submitted; and

                 (3) the principal amount, if any, of such Note or Notes which remains subject to the original Change in Control Purchase Notice, and which has been or will be delivered for purchase by the Company.

         There shall be no purchase of any Notes pursuant to Section 7.6 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Notes, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Notes).

         (e) Deposit of Change in Control Purchase Price. On or prior to 10:00 a.m. on the Change in Control Purchase Date, the Company shall deposit with the Trustee (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as paying agent, segregate and hold in trust as provided in
Section 4.4(c)) an amount of cash in immediately available funds, if expressly permitted hereunder, sufficient to pay the aggregate Change in Control Purchase Price, of all the Notes or portions thereof which are to be purchased.

         (f) Covenant to comply with securities laws upon purchase of Notes. In connection with any purchase of Notes under this Section 7.6 hereof, the Company shall make all filings required under and comply with all Federal and State securities laws regulating the purchase of the Notes so as to permit the rights and obligations under this Section 7.6 to be exercised in the time and in the manner specified in this Section 7.6.






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         (g)     Repayment to the Company. Subject to Section 16.2, the Trustee
shall return to the Company any cash, together with interest or dividends, if any, thereon (subject to the provisions of Section 11.6) held by it for the payment of the Change in Control Purchase Price of the Notes, which remains unclaimed; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 7.5(e) exceeds the aggregate Change in Control Purchase Price of the Notes or portions thereof to be purchased, then promptly after the Change in Control Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 11.6).

         7.7 Redemption of Notes Subject to Article 6. In the case of any Notes or portion thereof which are presented for redemption pursuant to this
Article 7 and which have not been redeemed at the time the Company gives notice of its election to redeem Notes pursuant to Article 6, such Notes or portion thereof shall first be subject to redemption pursuant to Article 6 and if any such Notes or portion thereof are not redeemed pursuant to Article 6 they shall remain subject to redemption pursuant to Article 7.

                                   ARTICLE 8

                REMEDIES OF TRUSTEE AND NOTEHOLDERS UPON DEFAULT

         8.1 Events of Default Defined. In case one or more of the following Events of Default shall have occurred and be continuing:

                 (a) default in the payment, whether or not prohibited by the provisions of Article 3, of any installment of interest upon any of the Notes as and when the same shall become due and payable and continuance of such default for a period of 30 days; or

                 (b) default in the payment, whether or not prohibited by the provisions of Article 3, of the principal of and premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon redemption or purchase by the Company by declaration or otherwise; or

                 (c) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture contained for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (i) to the Company by the Trustee by registered or certified mail, which the Trustee shall do upon receipt of requests to do so by the holders of at least 25% in principal amount of the Notes at the time outstanding, or (ii) to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes at the time outstanding; or

                 (d) an event or events of default as defined in any mortgage, bond, indenture, loan agreement or other evidence of Indebtedness under which there may be issued or by which there may be secured or evidenced any outstanding Indebtedness of the Company or any Subsidiary in excess of $1,000,000 in the aggregate, which default or defaults extend beyond any period of grace provided with respect thereto and which default or defaults relate to (i) the obligation to pay the principal of or interest on any such Indebtedness, in either case, at the final maturity date set forth in the agreement under which such Indebtedness is issued or (ii) any other obligation which shall have resulted in the holders of such Indebtedness causing such Indebtedness to become or to be declared due and payable prior to the date on which it would otherwise become due and payable; or

                 (e) the entry of a final non-appealable judgment for the payment of money against the Company or any of its Subsidiaries by a court having competent jurisdiction which results in a liability (after provision for the proceeds of any policy of insurance with respect to such liability) in excess of $5,000,000, which remains unpaid for a period of 60 days; or

                 (f) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

                 (g) the Company shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for all or any substantial part of its property, or shall have made an assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due or shall have taken any corporate action in furtherance of any of the foregoing;


then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders), may, and the Trustee shall if requested to do so by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder, declare to be due and payable immediately the entire amount of principal of and premium, if any, and interest owing and unpaid in respect of the Notes. Upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture, any supplemental indenture or in the Notes to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after such principal amount of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been






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obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law, and on such principal and premium, if any, at the rate of interest borne by the Notes to the date of such payment or deposit) and the expenses of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Notes which shall have become due by declaration, shall have been remedied, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Company and to the Trustee as provided in Section 16.4, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Notes shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

         8.2 Payment of Notes on Default; Suit Therefor. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Notes as and when the same shall become due and payable and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of and premium, if any, on any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or purchase by the Company pursuant to Article 6 or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Notes the whole amount that then shall have become due and payable, on all such Notes for principal of and premium, if any, or interest, or any or all of them, as the case may be, with interest upon the overdue principal and installments of interest (to the extent permitted by law) at the rate of interest borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expense or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Notes, and collect in the manner provided by law out of the property of the Company or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable.





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         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Notes under any applicable bankruptcy, insolvency or similar law or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in case of any other similar judicial proceedings relative to the Company or any other obligor upon the Notes, or to creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.2, shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal of and premium, if any, and any interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the noteholders allowed in any judicial proceeding relating to the Company or any other obligor upon the Notes, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the noteholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, liabilities and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         All rights of action and of asserting claims under this Indenture, any supplemental indenture or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, its agents and attorneys, shall be for the ratable benefit of the holders of the Notes.

         8.3 Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 8.2 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                 FIRST: To the payment of all amounts due the Trustee pursuant to Section 11.7;

                 SECOND: In case no principal of the outstanding Notes shall have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest borne by the Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference; in case any principal and premium, if any, of the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and premium, if any, and installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installments of interest, ratably to the persons entitled thereto, based on the aggregate of such principal, premium, if any, and accrued and unpaid interest; and

                 THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         8.4 Limitation on Suits by Holders of Notes. No holder of any Note shall have any right by virtue or by availing of any provision of this Indenture or any supplemental indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinabove provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to
Section 8.6; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture or any supplemental indenture to affect, disturb or prejudice the rights of the holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section 8.4, each and every noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         8.5 Proceedings by Trustee; Remedies Cumulative and Continuing; Delay or Omission Not Waiver of Default. In case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or any supplemental indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture, any supplemental indenture or by law. All powers and remedies given by this Article 8 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 8.4, every power and remedy given by this Article 8 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

         8.6 Rights of Holders of Majority in Principal Amount of Notes to Direct Trustee and to Waive Defaults. The holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to the provisions of Section 11.2 the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unjustly prejudicial to the Noteholders. Prior to the declaration of the maturity of the Notes as provided in Section 8.1, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default hereunder and its consequences, except a default in the payment of interest or premium on, or the principal of, any of the Notes or default in respect of a covenant or provision hereof which under Section 14.2 cannot be modified or amended without consent of the holder of each outstanding Note. In the case of any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         8.7 Trustee to Give Notice of Defaults Known to It, but May Withhold in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default hereunder of which a Responsible Officer of the Trustee has actual notice, give to the Noteholders, in the manner and to the extent provided in Section 5.3 with respect to reports pursuant to Section 5.3, notice of such defaults known to the Trustee unless such defaults shall have been cured or waived before the giving of such notice (the terms "defaults" for the purposes of this Section 8.7 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e) and (f) of
Section 8.1, not including any notice or periods of grace provided for in clauses (a), (c), (d) and (e), respectively, and irrespective of the giving of notice specified in clauses (c) and (d); provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.


         8.8 Requirement of an Undertaking to Pay Costs in Certain Suits under the Indenture or Against the Trustee. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.8 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders, holding in the aggregate more than ten percent in aggregate principal amount of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Note, on or after the due date expressed in such Note.

         8.9 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE 9

                       EVIDENCE OF RIGHTS OF NOTEHOLDERS
                             AND OWNERSHIP OF NOTES

         9.1 Evidence of Ownership of Definitive Notes and Temporary Notes Issued Hereunder in Registered Form. Prior to due presentment for registration of transfer of any Note, the Company, the Trustee, any Note Registrar, or any agent of the Company or the Trustee may deem and treat the person in whose name any Note shall be registered at any given time upon the Note Register as the absolute owner of such Note for the purpose of receiving any payment of, or on account of, the principal, premium, if any, and interest on such Note and for all other purposes whether or not such

Note be overdue; and neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be bound by any notice to the contrary. All such payments made in accordance with the provisions of this Section 9.1 shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.


                                   ARTICLE 10

                         CONSOLIDATION, MERGER AND SALE

         10.1 Company May Merge, Consolidate, Etc., Upon Certain Terms. The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture and any applicable supplemental indenture to be performed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. If at any time there shall be any consolidation or merger or sale or conveyance of property to which the covenant of this Section 10.01 is applicable, then in any such event the successor corporation will promptly deliver to the Trustee in connection with the closing thereon:

                 (1) an Officers' Certificate stating that as of the time immediately after the effective date of any such transaction the covenants of the Company contained in this Section 10.01 have been complied with and the successor corporation is not in default under the provisions of the Indenture; and

                 (2) an Opinion of Counsel stating that in his opinion such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.


         10.2 Successor Corporation to be Substituted. In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations hereunder and under the Notes and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of ShoLodge,

Inc. any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officer or officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.

         In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.


         10.3 Article 10 Subject to Change in Control. The transactions contemplated by Section 10.1 will be subject to the redemption provisions of
Section 7.5, if a Change in Control has occurred, notwithstanding compliance with Section 10.1.


                                   ARTICLE 11

                             CONCERNING THE TRUSTEE

         11.1 Requirement of Corporate Trustee, Eligibility. There shall at all times be a Trustee hereunder which shall be a banking corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $60,000,000 subject to supervision or examination by Federal or State authority, or any affiliate of such a banking corporation, which also is a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.1 the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.1, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 11.

         11.2 Acceptance of Trust. The Trustee accepts the trusts hereby created upon the terms and conditions in this Indenture specified, to all of which the Company and the holders of Outstanding Notes by their acceptance thereof agree:

                 (a)      Except during the continuance of an Event of Default,

                          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and;

                          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                          (1) this subdivision shall not be construed to limit the effect of subsection (a) of this Section;

                          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Trustee was negligent in ascertaining pertinent facts;

                          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

                          (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                          (5) the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful default.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 (e) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the Company to cause to be made any of the payments to the Trustee required to be made to the Trustee by any provision hereof or failure by the Company to file with the Trustee any document required by this Indenture to be so filed subsequent to the issuance of the Notes, unless the Trustee shall be specifically notified in writing of such Event of Default by the Company or by the holders of at least twenty-five percent (25%) in aggregate principal amount of outstanding Notes, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the main office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Event of Default except as aforesaid.


         11.3 Disclaimer. The recitals contained herein, in the Notes and in any supplemental indenture (except as contained in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, any supplemental indenture or of the Notes issued hereunder. The Trustee shall be under no responsibility or duty with respect to the disposition of any Notes authenticated and delivered hereunder or the application or use of the proceeds thereof or the application or use of any moneys paid to the Company under any of the provisions hereof.


         11.4 Trustee May Own Notes. The Trustee, the paying agent, the Note Registrar or any Note Co-Registrar or other agent of the Company or of the Trustee may become the owner or pledgee of Notes and, subject to Sections 11.9 and 11.10, if operative, may otherwise deal with the Company with the same rights it would have if it were not a Trustee, paying agent, Note Registrar, Note Co-Registrar or other agent of the Company or of the Trustee.

         11.5 Trustee May Rely on Certificates, Etc. To the extent permitted by Section 11.2 hereof:

                 (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) The Trustee may consult with counsel, who may be of counsel to the Company, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in reliance thereon;

                 (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Certified Resolution;

                 (d) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, rely upon an Officers' Certificate;

                 (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred, as the case may be, in compliance with such request or direction;

                 (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any such document set forth in Section 11.5(a), but the Trustee, in its exercise of discretion, may make such further inquiry or investigation into such facts or matters as may seem necessary, and, if the Trustee shall determine to make such further inquiry or investigation, the Trustee shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care hereunder; and

                 (h) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.


         11.6 Money Held in Trust Not Required to be Segregated. Subject to the provisions of Section 16.2 hereof, all moneys received by the Trustee hereunder or in respect of the Notes shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on moneys received by it except as the Trustee may separately agree in writing with the Company.

         11.7 Compensation, Reimbursement, Indemnity, Security. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation as separately agreed in writing for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of all services rendered hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and except as otherwise expressly provided herein, the Company will upon request of the Trustee reimburse the Trustee for all reasonable advances made or incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense or disbursement as may be attributable to negligence or bad faith). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder.

         To secure the Company's obligations under this Section 11.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. If, and to the extent that the Trustee and its counsel and other agents do not receive compensation for services rendered, reimbursements of its advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustee shall be entitled, in priority to the holders of the Notes, to receive any distributions of any securities, dividends or other disbursements which would otherwise be made to the holders of Notes in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney in fact for the holders of the Notes and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee its counsel and other agents on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the holders of the Notes.

         The obligations of the Company under this Section 11.7 shall survive defeasance and satisfaction and discharge of the Indenture and resignation of the Trustee.


         11.8    Conflict of Interest.

                 (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 11.8, the Trustee shall within ninety (90) days after ascertaining that there is such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article 11.

                 (b) In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section 11.8, the Trustee shall within ten (10) days after the expiration of such ninety (90) day period transmit notice of such failure to the Noteholders, in the manner and to the extent provided in Section 5.3.

                 (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if there is an Event of Default (as defined in Section 8.1 but exclusive of any grace period or notice requirement) and:

                          (1)     the Trustee is trustee under another
                 indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding unless such other indenture is a collateral trust indenture under which the only collateral consists of Notes issued under this Indenture; provided, however, that there shall be excluded from the operation of this clause (1) any indenture under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures;

                          (2) the Trustee or any of the directors or executive officers of the Trustee is an obligor upon the Notes or an underwriter for the Company;

                          (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

                          (4) the Trustee or any of the directors or executive officers of the Trustee is a director, officer, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee) for the Company who is currently engaged in the business of underwriting, except that
                 (a) one (1) individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company, but may not be at the same time an executive officer of the Trustee and the Company; (b) if and so long as the number of directors of any Trustee in office is more than nine (9), one (1) additional individual may be a director or an executive officer, or both, of such Trustee and a director of the Company; and (c) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee, whether under an indenture or otherwise;

                          (5) ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two (2) or more of such persons; or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director or executive officer thereof, or is beneficially owned, collectively, by any two (2) or more such persons;

                          (6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) of this Section
                 10.8 defined), (a) five percent (5%) or more of the voting securities or ten percent (10%) or more of any other class of security of the Company, not including the Notes issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (b) ten percent (10%) or more of any class of securities of an underwriter for the Company;

                          (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) of this Section
                 10.8 defined), five percent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee owns ten percent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                          (8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) of this Section
                 11.8 defined), ten percent (10%) or more of any class of securities of any person who, to the knowledge of the Trustee owns fifty percent (50%) or more of the voting securities of the Company;

                          (9) the Trustee owns on the date of any Default on the Notes, or any anniversary of such Default so long as such Default remains uncured in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under clause (6), (7) or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after the dates of any Default on the Notes and annually in each succeeding year that the Notes remain in Default, the Trustee shall make a check of its or his holdings of such securities in any of the above-mentioned capacities as of January 1. If the Company fails to make payment in full of principal or interest upon the Notes when and as the same becomes due and payable, and such failure continues for thirty
                 (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this clause (9), all such securities so held by the Trustee with sole or joint control over such securities vested in it or him, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of clauses (6), (7) and (8) of this subsection (c); or

                          (10) the Trustee shall be or become a creditor of the Company (except under the circumstances described under paragraphs
         (1), (3), (4), (5) or (6) of Section 311(b) of the TIA.

         The specifications of percentages in clauses (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of clause
(3) or (7) of this subsection (c).

         For the purposes of clauses (6), (7), (8) and (9) of this subsection
(c) only, (a) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness, (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (c) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any Default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

                 (d) The percentages of voting securities and other securities specified in this Section 11.8 shall be calculated in accordance with the following provisions:

                          (1)     A specified percentage of the voting
                 securities of the Trustee, the Company or any other person referred to in this Section 11.8 (each of whom is referred to as a "person" in this subsection (d)) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                          (2)     A specified percentage of a class of
                 securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                          (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                          (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                                  (i)      securities of an issuer held in a
                          sinking fund relating to securities of the issuer of the same class;

                                  (ii)     securities of an issuer held in a
                          sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                                  (iii)    securities pledged by the issuer
                          thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; or

                                  (iv)     securities held in escrow if placed
                          in escrow by the issuer thereof;

         provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                          (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                 (e) For the purposes of this Section 11.8, unless otherwise provided:

                          (1) The term "underwriter" when used with reference to the Company means every person, who, within one
                 (1) year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                          (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                          (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this clause, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                          (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                          (5) The term "Company" means any obligor upon the Notes.

                          (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

         11.9    Resignation, Removal, Appointment of Successor Trustee.

                 (a) No resignation or removal of the Trustee, and no appointment of a successor Trustee pursuant to this Article 11 shall become effective until the acceptance of appointment by the successor Trustee under this Section 11.9 and Section 11.10.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

                 (d)      If at any time:

                          (1)     the Trustee shall fail to comply with Section
                 11.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note for at least six (6) months, or

                          (2)     the Trustee shall cease to be eligible under
                 Section 11.1 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Certified Resolution may remove the Trustee or (b) subject to Section 8.8, any Noteholder who has been a bona fide holder of a Note for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Certified Resolution, shall promptly appoint a successor Trustee. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the holders of Notes in the manner and to the extent provided in of Section 5.3. Each notice shall include the name of the successor Trustee and address of the main office of the successor Trustee.

         11.10 Acceptance by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the respective successor Trustee, the respective retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such respective successor Trustee all the rights, powers and trusts of the retiring respective Trustee, and shall duly assign, transfer and deliver to such respective successor Trustee all property and money held by such respective retiring Trustee hereunder. Upon request of any such respective successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 11 to the extent operative.

         11.11 Cash, Securities, Etc. to be Held by Trustee. Whenever any moneys, debentures, shares of stock or other obligations are, under any provisions of this Indenture, paid or delivered to or deposited with the Trustee, the same shall be deemed for all purposes hereunder to be part of the security for the Notes issued hereunder, but nothing contained in this Section
11.11 shall be deemed to affect or impair any power or right conferred by any provision of this Indenture upon the Trustee to apply, disburse or otherwise act or deal with respect to any moneys, debentures, shares of stock or other obligations received or held by it as aforesaid.

         11.12 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder provided such corporation shall be otherwise qualified and eligible under this Article 11, to the extent operative, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Notes shall have been authenticated, but not delivered, by the Trustee then in office, any such successor to the Trustee by merger, conversion or consolidation may adopt such authentication and deliver the said Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         11.13 Authenticating Agent. As long as any of the Notes remain outstanding, upon a Company Order there shall be an authenticating agent appointed by the Trustee for such period as the Company shall elect, to act on behalf of the Trustee and subject to its direction in connection with the authentication of the Notes as set forth in this Indenture. Such authenticating agent shall at all times be a banking corporation organized and doing business under the laws of the United States or any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $60,000,000 subject to supervision or examination by Federal or State authority, or an affiliate of such banking corporation, which is also a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.13 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent.

         Any corporation in which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 11.13, the Trustee promptly shall appoint a successor authenticating agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 11.13.

         The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments from the Company subject to the provisions of Section 11.7. The provisions of
Section 9.1, 11.3 and 11.4 shall be applicable to any authenticating agent.


                                   ARTICLE 12

                       DEFEASANCE; DISCHARGE OF INDENTURE

         12.1 Termination of the Company's Obligations. Unless otherwise specified in a supplemental indenture as contemplated by Section 2.1 with respect to any series of Notes, the Company may terminate its obligations under this Indenture with respect to any series of Notes, except those obligations referred to in the penultimate paragraph of this Section 12.1, if all Notes of such series previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 12.4) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                 (a) either (i) pursuant to Article Six, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Noteholder of such series of the redemption of all of the Notes of such series under arrangements satisfactory to the Trustee for the giving of such notice, or (ii) all Notes of such series have otherwise become due and payable hereunder;

                 (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the holders of such series of notes for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes of such series to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to such Notes and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of any other Senior Indebtedness pursuant to any subordination provision;

                 (c) no Default or Event of Default with respect to this Indenture applicable to such series or the Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                 (d) the Company shall have paid all other sums payable by it hereunder; and

                 (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under such Notes and this Indenture applicable to such Notes have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.


         Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.7, 2.10, 4.1, 4.2, 5.1, 11.7 and 12.1 shall survive until the Notes of such series are no longer outstanding pursuant to Section 12.6. After the Notes are no longer outstanding, the Company's obligations in Section 11.7 shall survive.


         After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes of such series and this Indenture applicable to such Notes except for those surviving obligations specified above.

         12.2    Legal Defeasance and Covenant Defeasance.


                 (a) Unless otherwise specified in a supplemental indenture as contemplated by Section 2.1 with respect to any series of Notes, (a) the Company may, at its option by Certified Resolution, at any time, with respect to the Notes of any series, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes of such series upon compliance with the conditions set forth in paragraph (d).

                 (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture applicable to such Notes referred to in (i) and
         (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture applicable to such Notes insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and holders of such Notes and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or under any applicable subordination provisions or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of outstanding Notes of such series to receive solely from the trust fund described in paragraph (d) below and as more folly set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the

         Company's obligations with respect to such Notes under Sections 2.7,
         2.10 and 4.2, and, with respect to the Trustee, under Section 11.7,
         (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 12.2 and Section 12.5. Subject to compliance with this Section 12.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to Notes of any series.


                 (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Ten, any applicable subordination provisions, any covenants contained in Sections 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12,
         4.13, 4.14, 4.15 and 5.2 and any covenants contained in certain other sections with respect to the outstanding Notes of such series identified in any supplemental indenture pursuant to Section 2.1 on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and holders of such Notes and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under any subordination provisions or otherwise. For this purpose, such covenant defeasance means that, with respect to such outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 8.1(c) with respect to such series of Notes, but, except as specified above, the remainder of this Indenture applicable to such Notes and such Notes shall be unaffected thereby.


                 (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes of such series:

                          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 11.1 who shall agree to comply with the provisions of this Section 12.2 applicable to
                 it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of Notes of such series, (x) money in an amount or (y) direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Notes of such series not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Notes of such series on the Stated Maturity or redemption date otherwise in accordance with the terms of this Indenture and of the Notes of such series; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes of such series;

                          (ii) no Default or Event of Default with respect to such series of Notes or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit or, insofar as
                 Section 8.l(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                          (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any Notes of the Company;

                          (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture applicable to such Notes or any other agreement or instrument to which the Company is a party or by which it is bound;

                          (v)     in the case of an election under paragraph
                 (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                          (vi)    in the case of an election under paragraph
                 (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;


                          (vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of indebtedness of the Company or any of its Subsidiaries, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Act; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no Opinion of Counsel needs to be given as to the effect of such laws on the trust funds except the following:
                 (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to holders of Notes of such series, the Trustee will hold, for the benefit of the holders of Notes of such series, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the holders of Notes of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the holders of Notes of such series in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Act having the same effect), but still subject to the foregoing clause (B);

                          (viii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;


                          (ix) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such indebtedness; and

                          (x) the Company shall have delivered to the Trustee an amount sufficient to cover its fees and expenses as Trustee under the Indenture through the term of the series of Notes to be defeased, or made adequate provision therefor to the satisfaction of the Trustee.

                 (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture applicable to such Notes, to the payment, either directly or through any paying agent (other then the Company or any Affiliate of the Company) as the Trustee may determine, to the holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes of such series.

         Anything in this Section 12.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

         12.3 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections
12.1 and 12.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes of such series.


         12.4 Repayment to Company. Subject to Sections 11.7, 12.1 and 12.2, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with
Section 12.2, held by it at any time. The Trustee and the paying agent shall pay to the Company, upon receipt by the Trustee or the paying agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Noteholders of such series is required; provided, however, that the Trustee and the paying agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a daily newspaper, as defined herein, or mail to each Noteholder of Notes of such series entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders






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

entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned properly law designates another person, and all liability of the Trustee or paying agent with respect to such money shall thereupon cease.


         12.5 Reinstatement. If the Trustee or paying agent is unable to apply any money or U.S. Government Obligations to any payment in respect of Notes of any series in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Notes of such series shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes of such series because of the reinstatement of its obligations, the Company shall be, subrogated to the rights of the holders of Notes of such series to receive such payment from the money or U.S. Government Obligations held by the Trustee or paying agent.



                                   ARTICLE 13

                             MEETING OF NOTEHOLDERS

         13.1 Purposes for Which Meetings May be Called. A meeting of the Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 13 for any of the following purposes:

                 (a) To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by the Noteholders pursuant to any of the provisions of Article 8;

                 (b) To remove the Trustee and appoint a successor trustee pursuant to any of the provisions of Article 11;

                 (c) To consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 14; or

                 (d) To take any other action authorized to be taken by or on behalf of Noteholders of any specified aggregate principal amount of the Notes under any other provisions of this Indenture, or authorized or permitted by law.





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

         13.2 Call of Meetings by Trustee; Generally. Meetings of Noteholders may be held at such place or places and at such time or times in any place as the Trustee or, in case of its failure to act, the Company or the Noteholders calling the meeting, shall from time to time determine.

         13.3 Call of Meetings by Trustee; Notice. The Trustee may at any time call a meeting of the Noteholders to take any action specified in Section 13.1, to be held at such time and at such place designated in Section 13.2 as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and specifying each series of Notes which would be affected by the proposed action, shall be mailed by the Trustee at the expense of the Company, first class postage prepaid, to the Noteholders at their last addresses as they shall appear upon the Note Register, not less than twenty (20) nor more than one hundred twenty (120) days prior to the date fixed for the meeting. Any defect in said notice shall not, however, in any way impair or affect the validity of any such meeting.

         The Trustee may in its discretion determine, subject to the meaning of the term "affected" as set forth in Section 14.2(c), whether or not Notes of any particular series would be affected by action proposed to be taken at a meeting and any such determination shall be conclusive upon the holders of Notes of such series and all other series. Subject to the provisions of
Section 11.2, the Trustee shall not be liable for any such determination made in good faith.

         Any meeting of the Noteholders shall be valid without notice if Noteholders, holding all Notes then outstanding, which would be affected by the action proposed to be undertaken, are present in person or by proxy or have waived notice before or after the meeting by Noteholders, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         In case at any time the Company, pursuant to a Certified Resolution, or Noteholders holding at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, which would be affected by the action proposed to be undertaken, shall have requested the Trustee to call a meeting of the Noteholders to take any action authorized by Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or Noteholders holding the amount above specified may determine the time and the place for such meeting and may call such meeting for such purpose by giving notice thereof in the manner provided in this Section 13.3.

         13.4 Meetings, Notice and Entitlement to be Present. Only Noteholders holding Notes, which would be affected by the action proposed to be undertaken, and persons appointed by an instrument in writing as proxy for such a Noteholder by such a Noteholder are entitled to notice of and to vote at any meeting of the Noteholders. The only persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the persons entitled to vote at such meeting





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

and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

         13.5 Regulations May be Made by Trustee. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         Such regulations (a) may provide for the closing of the Note Register for such period as the Trustee may deem necessary or (b) may fix a record and time for determining the record Noteholders of the Notes entitled to vote at such meeting. All Noteholders seeking to attend or vote at a meeting in person or by proxy must, if required by any authorized representative of the Trustee or the Company or by any other Noteholder, produce the Notes claimed to be owned or represented at such meeting, and every one seeking to attend or vote shall, if required as aforesaid, produce such further proof of Note ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the inspectors of votes hereinafter provided for.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Noteholders as provided in Section 13.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting may be elected by vote of Noteholders holding a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes then outstanding owned by such Noteholder or represented by such proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the temporary or permanent chairman of the meeting to be not outstanding. The temporary or permanent chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders.

         At any meeting of Noteholders, the presence of persons holding or representing Notes in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of holders duly called pursuant to Section 13.3 may be adjourned from time to time by vote of the holders (or proxies for the holders) of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.





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         13.6    Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of the Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The temporary or permanent chairman of the meeting shall appoint two (2) inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record at least in duplicate of the proceedings of each meeting of the Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one
(1) or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 13.3. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one copy thereof shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         13.7 Evidence of Action by Holders of Specified Percentage of Notes. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes of any series may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (A) by any instrument or any number of instruments of similar tenor executed by holders in person or by agent or proxy appointed in writing, or (B) by the record of the holders of Notes voting in favor thereof at any meeting of holders duly called and held in accordance with the provisions of this Article 13, or (C) by a combination of such instrument or instruments and any such record of such a meeting of holders.

         13.8 Exercise of Right of Trustee or Noteholders May Not be Hindered or Delayed by Call of Meeting of Noteholders. Nothing in this Article 13 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of the Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE 14

                            SUPPLEMENTAL INDENTURES


         14.1 Purposes for Which Supplemental Indentures May be Executed by Company and Trustee. Without the consent of the holders of any Notes, the Company and the Trustee may at any time and from time to time, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

                 (a) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 10 hereof;


                 (b) To add to the covenants of the Company such further covenants for the protection of the Noteholders, to insure the enforcement of the remedies of the Trustee and Noteholders upon an Event of Default by the Company, or to surrender any right or power herein conferred upon the Company as the Company, as set forth in a Company Request shall consider to be necessary for the protection of the Noteholders, and to make the occurrence and continuance of a default under any of such additional covenants a Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement of said remedy or remedies upon such default or may limit the remedies available to the Trustee upon such default or may authorize the holders of not less than a majority in aggregate principal amount of the outstanding Notes to waive such default and prescribe limitations on such rights of waiver;


                 (c) To cure any ambiguity or to correct or supplement any provision contained in this Indenture which may be inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions and purposes of this Indenture, provided any such action shall not adversely affect the interest of the Noteholders; or

                 (d)      to provide for the creation of any series of Notes.

         Nothing contained in this Article 14 shall affect or limit the right or obligation of the Company to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustee.

         The Trustee is hereby authorized and directed to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be herein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which, in its opinion, does not afford adequate protection to the Trustee or adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise or adversely affects the interests of the Noteholders.

         14.2    Modification of Indenture by Written Consent of Noteholders.

         (a) With the consent (evidenced as provided in Article 13) of the holders of not less than fifty-one percent (51%) in aggregate principal amount of the Notes then outstanding, by Act of said holders delivered to the Company and the Trustee, the Company and the Trustee at any time and from time to time, by entering into an indenture or indentures supplemental hereto, may modify, alter, add to or eliminate in any manner (with the approval of any governmental agency if required by law) any provisions of this Indenture, any applicable supplemental indenture or the rights of the Noteholders or the rights and obligations of the Company; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Note affected thereby:


                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or impair the right to require redemption as set forth in Section 7.5, or

                 (2) reduce the percentage(s) of the aggregate principal amount of outstanding Notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or

                 (3) modify any of the provisions of this Section 14.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.


         (b) With respect to changes affecting one or more, but less than all, series of Notes then outstanding, with the consent (evidenced as provided in Article 13) of the holders of not less than fifty-one percent (51%) in aggregate principal amount of the Notes of such affected series then outstanding, by Act of said holders delivered to the Company and the Trustee, the Company and the Trustee at any time and from time to time, by entering into an indenture or indentures supplemental hereto, may modify, alter, add to or eliminate in any manner (with the approval of any governmental agency if required by law) any provisions of this Indenture, any applicable supplemental indenture or the rights of such Noteholders or the rights and obligations of the Company; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Note of such series affected thereby:


                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note of such series, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date), or impair the right to require redemption as set forth in
         Section 7.5, or

                 (2) reduce the percentage(s) of the aggregate principal amount of outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or


                 (3) modify any of the provisions of this Section 14.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note of such series affected thereby.

         (c) Notes shall be deemed to be "affected" by a supplemental indenture, if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against the property of the Company. The Trustee may in the exercise of its discretion, subject to Section 11.2, determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. It shall not be necessary for any Act of Noteholders under this
Section 14.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Any supplemental indenture authorized by the provisions of this
Section 14.2 shall be executed by the Company and the Trustee in accordance with the terms of Section 14.3. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of
Section 14.3, the Company shall mail to the holders of the Notes at their last addresses as they shall appear on the Note Register of the Company a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.


         14.3 Requirements for Execution; Duties and Immunities of Trustee. Prior to the execution of any supplemental indenture, the Trustee shall receive a Company Request, accompanied by a Certified Resolution authorizing the execution of any supplemental indenture pursuant to Section 14.1 or Section 14.2, and, if pursuant to Section 14.2, evidence filed with the Trustee of the Act of Noteholders as aforesaid.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 11.2 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and stating such other matters as the Trustee may reasonably request. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's rights, duties or immunities under this Indenture or otherwise.

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         14.4    Supplemental Indentures Part of Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 14, this Indenture shall be, and shall be deemed to be, modified and amended in accordance therewith and the respective rights, limitations, duties and obligations under this Indenture of the Company, the Trustee and the Noteholders, and each of them, shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be, and shall be deemed to be, part of the terms and conditions of this Indenture for any and all purposes, as if originally contained herein.


         14.5 Notes Executed After Supplemental Indenture to be Approved by Trustee. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 14 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee, as to any matter provided for in such supplemental indenture. If the Company and the Trustee shall so determine, new Notes modified so as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Company, authenticated by the Trustee and delivered without expense to the holders of the outstanding Notes, upon surrender of such Notes, the new Notes so issued to be in an aggregate principal amount equal to the aggregate principal amount of those so surrendered.


         14.6 Supplemental Indentures Required to Comply with Trust Indenture Act of 1939. No supplemental indenture shall be entered into pursuant to any authorization contained in this Indenture which shall not comply with the provisions of the Trust Indenture Act of 1939 as then in effect.


                                   ARTICLE 15

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

         15.1 Immunity of Certain Persons. No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE 16

                                 MISCELLANEOUS

         16.1 Benefits Restricted to Parties and to Holders of Notes. Except as provided herein, nothing in this Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person other than the parties hereto and the holders of the Notes outstanding hereunder any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements contained in this Indenture by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Notes outstanding hereunder.


         16.2 Deposits for Notes Not Claimed for Specified Period to be Returned to Company on Demand. Any moneys deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of, and premium, if any, or interest on any Note and remaining unclaimed for three (3) years after the date upon which the principal of and premium, if any, or interest on such Notes shall have become due and payable, shall be paid to the Company upon Company Request, or, if then held by the Company, shall be discharged from such trust; and the holder shall thereafter, as an unsecured general creditor, be entitled to look only to the Company for payment thereof, and all liability of the Trustee or any paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, before being required to make any such payment to the Company, the Trustee, or any paying agent, may, at the expense of the Company, cause to be published once in a daily newspaper in such areas as the Trustee, or any paying agent, as the case may be, may deem necessary a notice that such moneys remain unclaimed and that, after a date named in said notice, the balance of such moneys then unclaimed will be returned to the Company.


         16.3    Formal Requirements of Certificates and Opinions Hereunder.

                 (a) Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that each person signing such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinions are based; (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of each such person such condition or covenant has been complied with.

                 (b) Every request or application by the Company for action by the Trustee shall be accompanied by an Officers' Certificate stating that all conditions precedent, if any, to





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

         such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with, except that in the case of any such request or application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

                 (c) In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

         16.4 Evidence of Act of the Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to Section 11.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind every future holder to the same Note and the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         16.5 Parties to Include Successors and Assigns. Subject to the provisions of Articles 9 and 10 hereof, whenever in this Indenture any of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

         16.6 In Event of Conflict with Trust Indenture Act of 1939, Provisions Therein to Control. If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture required to be included herein by any of the provisions of the Trust Indenture Act of 1939 such required provision shall control. Provisions required by said Trust Indenture Act to be included herein which are not included herein are hereby incorporated herein by reference to said Trust Indenture Act.

         16.7 Request, Notices, Etc. to Trustee. Any request, demand, authorization, direction, notice, consent, waiver or Act of the Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:


                 (a) the Trustee by any Noteholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, first class, postage prepaid, to or with the Trustee at its main office, or


                 (b) the Company by the Trustee or by any Noteholders shall be sufficient for every purpose hereunder (except as herein otherwise provided) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at 217 West Main Street, Gallatin, Tennessee 37066, or at any other address furnished in writing to the Trustee by the Company.

         16.8 Manner of Notice. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         16.9 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         16.10 Payments Due on Days When Banks Closed. In any case where the date of any Interest Payment Date or Redemption Date, or the Stated Maturity of any Note, or any date on which any Defaulted Interest is proposed to be paid or any date on which any other payment is to be made or any action is to be taken shall not be a business day, then (notwithstanding any other provision of the Notes or this Indenture) payment of the principal of, and premium, if any, or interest on, any Notes or other payment or action need not be made or taken on such date, but may be made or taken on the next succeeding business day with the same force and effect as if made on the nominal date of any such Interest Payment Date or Redemption Date or Stated Maturity or date for the payment of Defaulted Interest or date for any other payment or action, as the case may be, and no interest shall accrue for the period from and after any such nominal date.

         16.11 Backup Withholding Forms. The Company shall provide the Trustee with Backup Withholding Forms prescribed by the Internal Revenue Service and shall indemnify the Trustee for any penalties, expenses, costs and liabilities assessed against the Trustee for using improper forms.

         16.12 Titles of Articles of This Indenture Not Part Thereof. The titles of the several Articles of this Indenture and the table of contents shall not be deemed to be any part hereof.

         16.13 Execution in Counterparts. This Indenture is being executed in several counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


         16.14 Governing Law. This Indenture and each Note issued hereunder shall be governed by the laws of the State of Tennessee as to all matters affecting the duties, liabilities, privileges, rights and obligations of the Noteholders, the Company and any agents of the foregoing, including but not limited to, matters of validity, construction, effect and performance; however, the duties and responsibilities of the Trustee shall be governed by the laws of the State of New York.


         IN WITNESS WHEREOF, SHOLODGE, INC. has caused its name to be hereunto affixed, and this instrument to be signed by its Chairman of the Board, President or any Vice President and its corporate seal to be affixed hereto, and the same to be attested by its Secretary; and Bankers Trust Company, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its corporate trust officers and its corporate seal to be attested, as of the day and year first written above.



                                           SHOLODGE, INC.


ATTEST:                                    By:
                                              ----------------------------------
                                              Chairman of the Board, President
                                              or Vice President

----------------------------
Attesting Officer

[Seal]


                                           BANKERS TRUST COMPANY


ATTEST:                                    By:
                                              ----------------------------------
                                              Name:
                                              Title:



---------------------------
Name:
Title:


[Seal]

                                                          Exhibit A to Indenture

                           OPTION TO ELECT REDEMPTION
                 (pursuant to Section 7.1(a) of the Indenture)

via hand delivery or registered mail, return receipt requested

Bankers Trust Company, Corporate Trust and Agency Group
Four Albany St.
New York, NY 10006

         The undersigned hereby elects to have the Company redeem the enclosed Note pursuant to Section 7.1(a) of the Indenture (REDEMPTIONS NOT INVOLVING THE DEATH OF A HOLDER).(1)

If you are effecting this redemption on behalf of a registered holder or beneficial owner of a Note, identify such registered holder or beneficial owner ____________________________.(2) If you wish to redeem less than all of the principal amount of the Note, state the amount that you wish to redeem (which may be $1000 or any integral multiple thereof): _____________________. State the amount of the requested redemption, if any that exceeds the $50,000 per holder Annual Amount Limitation(3) for this annual redemption period
____________.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1) The undersigned hereby elects to redeem the enclosed Note in the principal amount set forth above pursuant to Section 7.1(a) of the Indenture;

(2) The Note is free and clear of any liens or encumbrances of any kind; and

(3) The undersigned hereby certifies that it has the actual authority to effect this redemption and that such redemption does not exceed the $50,000 Annual Amount Limitations for the current annual redemption period except as and to the extent set forth above.

                    SO CERTIFIED, this the _____ day of ___________, ________.

                    By:_________________________________

                    Title:_________________________

Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature program, i.e., Securities Transfer Agents Medallion Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP"). Sign exactly as your name appears on the Note.





____________________

     (1) The undersigned understands and agrees that the Company or the Trustee may request additional information or documentation if necessary to determine the appropriate resolution of this request for redemption.

     (2) For purposes of a holder s request for redemption and a request for redemption on behalf of a deceased holder, such beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gift to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R.10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the power to sell, transfer or otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     (3) Redemptions in any annual period are subject to a $50,000 per holder limitation, among other limitations and restrictions.

                                                          Exhibit B to Indenture
                           OPTION TO ELECT REDEMPTION
                 (pursuant to Section 7.1(b) of the Indenture)

via hand delivery or registered mail, return receipt requested

Bankers Trust Company, Corporate Trust and Agency Group
Four Albany St.
New York, NY 10006

        The undersigned hereby elects to redeem the enclosed Note pursuant to
Section 7.1(b) of the Indenture (REDEMPTIONS INVOLVING THE DEATH OF A HOLDER).(1) The name of the deceased holder or beneficial owner is
________________________.

If you are effecting this redemption on behalf of a registered holder or beneficial owner of a Note, identify such registered holder or beneficial owner ____________________________.(2) If you wish to redeem less than all of the principal amount of the Note, state the amount that you wish to redeem (which may be $1000 or any integral multiple thereof): _____________________. State the amount of the requested redemption, if any that exceeds the $50,000 per holder Annual Amount Limitation(3) for this annual redemption period
____________.

THE UNDERSIGNED HEREBY CERTIFIES THAT: (1) The undersigned hereby elects to redeem the enclosed Note in the principal amount set forth above pursuant to
Section 7.1(b) of the Indenture; (2) The person identified above is a deceased registered holder or beneficial owner of the enclosed Note within the meaning set forth in the Indenture; (3) If executed on behalf of a registered holder or beneficial owner of the Note other than the undersigned, the undersigned hereby certifies that it has the actual authority to effect this redemption and that such redemption does not exceed the $50,000 Annual Amount Limitation for the current annual redemption period except as and to the extent set forth above;
(4)The enclosed Note is free and clear of any liens or encumbrances of any kind; (5) Enclosed is a certified true and accurate certificate of death pertaining to such deceased registered holder or beneficial owner; (6) If the undersigned is not a registered holder of the Note, the undersigned has enclosed appropriate evidence of authority to effect this redemption; and (7) The undersigned is the authorized representative of such deceased registered holder or beneficial owner, or a surviving tenant by the entirety, joint tenant or tenant in common of such deceased registered holder.

                      SO CERTIFIED, this the _____ day of ___________, ________.

                      By:_________________________________

                      Title:_________________________

Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature program, i.e., Securities Transfer Agents Medallion Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP"). Sign exactly as your name appears on the Note.



_______________________

     (1) The undersigned understands and agrees that the Company or the Trustee may request additional information or documentation if necessary to determine the appropriate resolution of this request for redemption.

     (2) For purposes of a holder s request for redemption and a request for redemption on behalf of a deceased holder, such beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gift to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R.10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the power to sell, transfer or otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     (3) Redemptions in any annual period are subject to a $50,000 per holder limitation, among other limitations and restrictions.